SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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BSB Bancorp, Inc.

(Name of Registrant as Specified In Its Charter)

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January 3, 2017

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders of BSB Bancorp, Inc., the parent company of Belmont Savings Bank. The meeting will be held at the Oakley Country Club, 410 Belmont Street, Watertown, Massachusetts on Wednesday, February 8, 2017 at 10:00 a.m., Eastern time.

The notice of special meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the special meeting, which is the approval of our 2017 Equity Incentive Plan.

Our Board of Directors has determined that the approval of the 2017 Equity Incentive Plan is in the best interests of BSB Bancorp, Inc. and its stockholders. For the reasons set forth in the proxy statement, the Board of Directors unanimously recommends a vote “FOR” the BSB Bancorp, Inc. 2017 Equity Incentive Plan.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card, or vote online or by telephone promptly. If you attend the meeting, you may vote in person even if you have previously voted.

The accompanying notice of special meeting of stockholders and proxy statement are first being mailed to stockholders on or about January 3, 2017.

We look forward to seeing you at the meeting.

Sincerely,

/s/ Robert M. Mahoney

Robert M. Mahoney
President and Chief Executive Officer

BSB Bancorp, Inc.

2 Leonard Street

Belmont, Massachusetts 02478

617-484-6700

______________________

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

______________________

TIME AND DATE	10:00 a.m., Eastern time, on Wednesday, February 8, 2017

PLACE	Oakley Country Club, 410 Belmont Street, Watertown, Massachusetts

ITEMS OF BUSINESS	(1) The approval of the BSB Bancorp, Inc. 2017 Equity Incentive Plan.

(2) Such other matters as may properly come before the meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the meeting.

RECORD DATE	To vote, you must have been a stockholder at the close of business on November 30, 2016.

PROXY VOTING	It is important that your shares be represented at the special meeting whether or not you plan to attend. You may vote using the internet, by telephone, or by completing, signing and dating the proxy card or voting instruction card and promptly returning it in the envelope provided.

By Order of the Board of Directors,

/s/ John A. Citrano

John A. Citrano
Corporate Secretary

Belmont, Massachusetts

January 3, 2017

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 8, 2017—THIS NOTICE, THE PROXY STATEMENT AND THE PROXY CARD ARE EACH AVAILABLE AT WWW.EDOCUMENTVIEW/BLMT.

BSB Bancorp, Inc.

Proxy Statement

General Information

We are providing this proxy statement to you in connection with the solicitation of proxies by the Board of Directors (the “Board”) of BSB Bancorp, Inc. (“BSB Bancorp” or the “Company”) for a special meeting of stockholders and for any adjournment or postponement of the meeting. The Company is the holding company for Belmont Savings Bank.

We are holding the special meeting at the Oakley Country Club, 410 Belmont Street, Watertown, Massachusetts on Wednesday, February 8, 2017 at 10:00 a.m., Eastern time. The accompanying notice of special meeting of stockholders and this proxy statement are first being mailed to stockholders on or about January 3, 2017.

Information about Voting

Who Can Vote at the Special Meeting

You are entitled to vote the shares of BSB Bancorp common stock that you owned as of the close of business on November 30, 2016. As of the close of business on November 30, 2016, a total of 9,107,580 shares of BSB Bancorp, Inc. common stock were outstanding. Except as described in the paragraph below, each share of common stock is entitled to one vote.

The Company’s Articles of Incorporation provide that record owners of Company common stock that is beneficially owned (as defined in the Articles of Incorporation) by a person who beneficially owns in excess of 10% of the Company’s outstanding common stock (a “10% beneficial owner”), shall not be entitled to vote, in the aggregate, shares beneficially owned by the 10% beneficial owner in excess of 10% of the Company’s outstanding common stock.

Ownership of Shares; Attending the Meeting

You may own shares of BSB Bancorp in one of the following ways:

•	Directly in your name as the stockholder of record; or

•	Indirectly through a broker, bank or other holder of record in “street name.”

If your shares are registered directly in your name, you are the holder of record of the shares and we are sending these proxy materials directly to you. As the holder of record, you have the right to give your proxy directly to us by any of the following methods:

•	In person – Attend the special meeting and vote in person.

Mail – If you received a paper copy of our proxy materials, mark, date and sign the proxy card and mail it to Proxy Services, c/o Computershare Investor Services, P.O. Box 30170, College Station, Texas 77842-3170, using the accompanying pre-addressed, stamped envelope, so that it is received no later than the close of business on February 7, 2017.

•	Internet or telephone – Visit www.envisionreports.com/blmt to vote over the Internet or call toll free 1-800-652-VOTE (8683) to vote using a touchtone telephone, in either case no later than 2:00

a.m. Eastern Daylight Time, February 8, 2017. You will need the control number found on your proxy card.

If you hold your shares in street name, your broker or other holder of record is sending to you these proxy materials. As the beneficial owner, you have the right to direct your broker or other holder of record how to vote. For instructions on how to have your shares voted, please see the instruction form provided by your broker or other holder of record. If you hold your shares in street name, you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a broker or bank are examples of proof of ownership. If you want to vote your shares of BSB Bancorp common stock held in street name in person at the meeting, you must obtain a written proxy in your name from your broker or other holder of record.

Quorum and Vote Required

Quorum. We will have a quorum and will be able to conduct the business of the special meeting if the holders of a majority of the outstanding shares of common stock entitled to vote are present at the meeting, either in person or by proxy.

Votes Required for Proposal. At the special meeting, stockholders will vote on the proposal to approve the BSB Bancorp, Inc. 2017 Equity Incentive Plan (the "Equity Incentive Plan", or the "Plan"). In voting on the approval of the Equity Incentive Plan, you may vote in favor of the approval of the Plan, vote against the approval of the Plan, or abstain from voting. Approval of this proposal requires the affirmative vote of a majority of the votes cast on the proposal.

Broker Non-Votes; Discretionary Voting. Brokers and others who hold shares in street name on behalf of a beneficial owner cannot exercise their discretion to vote such shares on "non-routine" matters. A broker non-vote occurs when a broker or other holder of record returns a proxy but, because the holder of record has not received voting instructions from the beneficial owner, does not vote on non-routine matters. The proposal to approve the Equity Incentive Plan is considered a non-routine matter. Accordingly, if you hold your shares in street name and you do not instruct your broker or other holder of record how to vote your shares, your broker or other holder of record will not be able to vote your shares on this matter.

How We Count Votes. If you return valid proxy instructions or attend the meeting in person, we will count your shares for purposes of determining whether there is a quorum, even if you abstain from voting. Broker-non votes, to the extent that they occur, will be counted for purposes of determining the existence of a quorum.

In counting votes on the proposal to approve the Equity Incentive Plan, abstentions and broker non-votes will have no effect on the outcome of the vote.

Voting by Proxy

The Company’s Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the special meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the special meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors.

The Board of Directors recommends that you vote for approval of the BSB Bancorp, Inc. 2017 Equity Incentive Plan.

If any matters not described in this proxy statement are properly presented at the special meeting, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. If the special meeting is postponed or adjourned, your Company common stock may be voted by the persons named in the proxy card on the new meeting date, provided you have not revoked your proxy. The Company does not currently know of any other matters to be presented at the meeting.

Revocation of Proxies

You may revoke your proxy at any time before the vote is taken at the meeting. To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your common stock has been voted at the special meeting, deliver a later dated proxy, vote on a later date by telephone or the Internet or attend the meeting and vote your shares in person by ballot. Attendance at the special meeting will not in itself constitute revocation of your proxy.

Voting by Participants in the Belmont Savings Bank ESOP

If you participate in the Belmont Savings Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction card for the shares you may vote under the plan. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to the participant’s account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Company common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. The deadline for returning your voting instructions to the ESOP Trustee is February 1, 2017.

Proposal 1 — Approval of the BSB Bancorp, Inc.

2017 Equity Incentive Plan

The Board has adopted, subject to stockholder approval, the BSB Bancorp, Inc. 2017 Equity Incentive Plan (the “2017 Equity Incentive Plan”), to provide officers, employees and directors of BSB Bancorp and Belmont Savings Bank with additional incentives to promote the growth and performance of BSB Bancorp. The Board and the Compensation Committee believe that the adoption of the 2017 Equity Incentive Plan is in the best interest of BSB Bancorp and its stockholders as such plan will provide Belmont Savings Bank with the ability to retain and reward, and to the extent necessary, attract and incentivize its employees, officers and directors to promote growth, improve performance and further align the interests of employees, officers and directors with those of BSB Bancorp’s stockholders through the ownership of additional common stock of BSB Bancorp.

Why We Are Seeking Approval of the 2017 Equity Incentive Plan

•	We Have Limited Capacity to Make Awards under our 2012 Equity Incentive Plan. Our prior equity-based incentive plan, the 2012 Equity Incentive Plan (the “2012 Plan”) has a limited number of awards remaining for grant under the plan, i.e., only 3,344 shares are available for grant as restricted stock and restricted stock units under the 2012 Plan. Accordingly, we have no meaningful way to provide tailored equity-based compensation grants to retain and reward, and to the extent necessary, to attract qualified personnel and management. While we do maintain an employee stock ownership plan (the “ESOP”), the ESOP is a tax-qualified retirement plan subject to specific limitations and there is no flexibility under the ESOP to make selected grants of common stock, stock options or other forms of equity-based awards to new or existing employees or management nor is there any flexibility to vary the nature of such awards through the imposition of varied vesting requirements, including performance-based vesting. Once the 2017 Equity Incentive Plan is approved by our stockholders, we will discontinue making any grants under the 2012 Plan.

•	Our Competitors Offer Equity-Based Compensation. The substantial majority of institutions with which we compete have the ability to attract and retain employees and management with equity-based compensation programs. Without the 2017 Equity Incentive Plan, we would be at a significant disadvantage.

•	Our Competitors Offer Equity-Based Compensation. The substantial majority of institutions with which we compete have the ability to attract and retain employees and management with equity-based compensation programs. Without the 2017 Equity Incentive Plan, we would be at a significant disadvantage.

Highlights of the 2017 Equity Incentive Plan

•	Grants are Limited to Restricted Stock and Restricted Stock Units. The Compensation Committee has chosen to limit the grants to restricted stock and restricted stock units, including restricted stock and restricted stock units granted as performance awards. The Compensation Committee believes that such awards are generally preferred by banking regulators, better understood by award recipients and eliminate the risk associated with an equity instrument the value of which depends solely on an increase in stock price. In consideration of the fact that such awards result in a greater financial statement expense to BSB Bancorp, we are requesting only 487,200 shares for the 2017 Equity Incentive Plan (the 2012 Plan authorized up to 1,284,200 shares, which included the grant of stock options).

•	Holding Period Requirements. Named Executive Officers listed in our annual meeting proxy Summary Compensation Table will be required to hold at least 50% of their “covered shares,” i.e., generally shares not used to satisfy taxes payable on such awards, until the earlier of three years from the vesting date or until termination of employment.

•	Minimum Vesting Requirements. The 2017 Equity Incentive Plan requires a one-year minimum vesting period for all awards, except in the case of death, disability or in limited circumstances following a change in control as set forth in the 2017 Equity Incentive Plan.

•	Limited Acceleration of Vesting. Vesting will only be accelerated due to death, disability and, except in the case of performance-based awards, an involuntary termination of service (including resignation for good reason) in connection with or following a change in control. The Compensation Committee does not have the authority under the 2017 Equity Incentive Plan to accelerate vesting for any other reason.

•	Limits on Grants to Directors and Employees. The maximum number of shares of stock, in the aggregate, that may be subject to restricted stock awards and restricted stock units granted to any one non-employee director is 5% (30% in the aggregate for all non-employee directors) and for any employee is 25% of the maximum number of shares of stock that may be granted pursuant to restricted stock awards and restricted stock units.

•	Share Counting. The 2017 Equity Incentive Plan provides that, if an award is forfeited or expires, the shares covered by the award will be available for future grant while shares withheld to cover taxes will not be available for future grant.

•	Vesting Upon a Change in Control; No Single-Trigger Vesting of Time-Based Awards. The 2017 Equity Incentive Plan does not provide for vesting of time-based equity awards based solely on the occurrence of a change in control, without an accompanying involuntary termination of service (including a termination for good reason). Performance awards will vest, if at all, pro-rata, based on the period of the participant’s active employment during the performance period and the level of achievement of the performance measures during the performance period prior to the change in control.

•	Dividends on Unvested Awards. The 2017 Equity Incentive Plan provides that dividends on unvested awards shall be paid to participants only after the underlying awards have been earned and not during the performance or service vesting period.

•	Awards Subject to Clawback. Awards granted under the 2017 Equity Incentive Plan are subject to BSB Bancorp’s clawback policy. The clawback policy would allow BSB Bancorp to recover equity awards granted under the 2017 Equity Incentive Plan to any executive officer during the three-year period preceding the date on which BSB Bancorp determines it has materially inaccurate financial statements or any other materially inaccurate performance metric criteria, subject to a determination that the amount of awards granted would have been less had it been determined under the restated financial results.

The following is a summary of the material features of the 2017 Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the 2017 Equity Incentive Plan, attached hereto as Appendix A. In the event of a conflict between the terms of this disclosure and the terms of the 2017 Equity Incentive Plan, the terms of the 2017 Equity Incentive Plan control.

General

Subject to permitted adjustments for certain corporate transactions, the 2017 Equity Incentive Plan authorizes the issuance or delivery to participants of up to 487,200 shares of BSB Bancorp common stock pursuant to grants of restricted stock awards and restricted stock unit awards.

The 2017 Equity Incentive Plan will be administered by members of the BSB Bancorp’s Compensation Committee who are “Disinterested Board Members,” as defined in the 2017 Equity Incentive Plan. The Compensation Committee has the authority and discretion to select the persons who will receive awards; establish the terms and conditions relating to each award; adopt rules and regulations relating to the 2017 Equity Incentive Plan; and interpret the 2017 Equity Incentive Plan. Except to the extent prohibited by applicable law, the rules of the stock exchange on which BSB Bancorp stock trades, or as necessary to comply with the exemptive provisions of Rule 16b-3 of the Securities Exchange Act of 1934 or Section 162(m) of the Internal Revenue Code (“Code”), the 2017 Equity Incentive Plan also permits the Compensation Committee to delegate all or any portion of its responsibilities and powers.

The Compensation Committee may grant an award under the 2017 Equity Incentive Plan as the form of payment for grants or rights earned or due under any other plan or arrangement of BSB Bancorp or a subsidiary of BSB Bancorp, including the plan of any entity acquired by BSB Bancorp or a subsidiary of BSB Bancorp.

Eligibility

Employees and directors of BSB Bancorp or its subsidiaries are eligible to receive awards under the 2017 Equity Incentive Plan.

Types of Awards

Within the framework set forth below, the Compensation Committee may determine the type and terms and conditions of awards under the 2017 Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant. Awards may be granted in a combination of restricted stock awards and restricted stock units, as follows.

Restricted Stock. A restricted stock award is a grant of common stock, subject to vesting requirements, to a participant for no consideration or such minimum consideration as may be required by applicable law. Restricted stock awards under the 2017 Equity Incentive Plan will be granted only in whole shares of common stock and are subject to vesting conditions and other restrictions established by the Compensation Committee as set forth in the 2017 Equity Incentive Plan or the award agreement. Awards will be evidenced by agreements approved by the Compensation Committee, which set forth the terms and conditions of each award. Prior to vesting of a restricted stock award, unless otherwise determined by the Compensation Committee, the recipient of a restricted stock award may exercise any voting rights with respect to common stock subject to an award. However, any dividends declared with respect to shares of common stock subject to the restricted stock award shall be paid to participants only after the underlying restricted stock award has vested or has been earned and not during the performance or service vesting period.

Restricted Stock Units. Restricted stock units are similar to restricted stock awards in that the value of a restricted stock unit is denominated in shares of stock; however, unlike a restricted stock award, no share of stock is transferred to the recipient until certain requirements or conditions associated with the award are satisfied or, if later, as specified by the Compensation Committee in the award agreement. At the discretion of the Compensation Committee, determined at the time of distribution, the value of restricted stock units may be distributed in cash rather than stock or a combination thereof. Participants will have no voting rights with respect to restricted stock units, and unless the Compensation Committee determines otherwise, no dividends or dividend equivalent rights will be paid with respect to restricted stock units. The limitation on the number of restricted stock awards available is also applicable to restricted stock units.

Limitation on Awards Under The 2017 Equity Incentive Plan

The following limits apply to awards under the 2017 Equity Incentive Plan:

•	The maximum number of shares that may be subject to restricted stock awards and restricted stock unit awards to any one employee under the 2017 Equity Incentive Plan shall not exceed 121,800 shares, which represents 25% of the shares available for grant under the 2017 Equity Incentive Plan.
•	The maximum number of shares that may be subject to restricted stock awards and restricted stock unit awards to any one non-employee director under the 2017 Equity Incentive Plan shall not exceed 24,360, which represents 5% of the shares available for grant as restricted stock and restricted stock units under the plan.
•	The maximum number of shares that may be granted to non-employee directors, in the aggregate, as restricted stock and restricted stock units shall not exceed 146,160 shares, which represents 30% of the shares available for grant under the 2017 Equity Incentive Plan.
•	To the extent any shares of stock covered by an award of restricted stock awards and/or restricted stock units under the 2017 Equity Incentive Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the 2017 Equity Incentive Plan.
•	In the event of a corporate transaction involving the stock of BSB Bancorp, such as a stock dividend or a stock split, the share limitations and all outstanding awards will be adjusted proportionally and uniformly to reflect such event, provided that the adjustment will not affect the award’s status as “performance-based compensation” under Internal Revenue Code Section 162(m), if applicable.
•	Approval of the 2017 Equity Incentive Plan by the stockholders authorizes the Compensation Committee to determine the number of shares to be granted to non-employee directors, subject to the aggregate and individual limitations in the 2017 Equity Incentive Plan as set forth in the 2017 Equity Incentive Plan and discussed above.

In the event of a corporate transaction involving the stock of BSB Bancorp (including, without limitation, any stock dividend, stock split or other special and nonrecurring dividend or distribution, liquidation, dissolution or other similar corporate transaction or event), the Compensation Committee shall, in an equitable manner, adjust any or all of the number and kind of securities deemed to be available for grant as restricted stock and restricted stock units and the number and kind of securities that may be delivered or deliverable in respect of outstanding restricted stock and restricted stock units. In addition, the Compensation Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in restricted stock and restricted stock units.

Transferability

Generally, all awards granted under the 2017 Equity Incentive Plan will be nontransferable except by will or in accordance with the laws of descent and distribution, pursuant to a trust established by the participant, or a qualified domestic relations order. The Compensation Committee may permit a participant to designate a beneficiary to exercise or receive any rights that may exist under the 2017 Equity Incentive Plan upon the participant’s death.

Performance Features

Section 162(m) of the Internal Revenue Code. A federal income tax deduction for BSB Bancorp will generally be unavailable for annual compensation in excess of $1.0 million paid to its chief executive officer or three other most highly compensated officers (other than its chief financial officer). However, compensation that constitutes “qualified performance-based compensation” (as the term is used in Section 162(m) of the Internal Revenue Code) is not counted toward the $1.0 million limit. The Compensation Committee may designate whether any restricted stock awards or restricted stock units being granted to any participant are intended to be “qualified performance-based compensation.” Any such awards designated as intended to be “qualified performance-based compensation” will be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Internal Revenue Code.

Performance Measures. The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Compensation Committee: (i) book value or tangible book value per share; (ii) basic earnings per share; (iii) basic cash earnings per share; (iv) diluted earnings per share; (v) diluted cash earnings per share; (vi) return on equity; (vii) net income or net income before taxes; (viii) cash earnings; (ix) net interest income; (x) non-interest income; (xi) non-interest expense to average assets ratio; (xii) general and administrative expense to average assets ratio; (xiii) cash general and administrative expense to average assets ratio; (xiv) efficiency ratio; (xv) cash efficiency ratio; (xvi) return on average assets; (xvii) core return on average assets; (xviii) cash return on average assets; (xix) core return on equity; (xx) return on average stockholders’ equity; (xxi) cash return on average stockholders’ equity; (xxii) return on average tangible stockholders’ equity; (xxiii) cash return on average tangible stockholders’ equity; (xxiv) core earnings; (xxv) operating income; (xxvi) operating efficiency ratio; (xxvii) net interest margin; (xxviii) net interest rate margin or net interest rate spread; (xxix) growth in assets, loans, or deposits; (xxx) loan production volume; (xxxi) net charge offs; (xxxii) non-performing loans; (xxxiii) classified loans; (xxxiv) cash flow; (xxxv) capital preservation (core or risk based); (xxxvi) interest rate risk exposure net portfolio value; (xxxvii); interest rate risk sensitivity; (xxxviii) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; (xxxix) stock price (including, but not limited to, growth measures and total shareholder return); (xl) operating expenses as a percentage of average assets; (xli) core deposits as a percentage of total deposits; (xlii) net charge off percentage; (xliii) average percentage past due; (xliv) classified assets to total assets; or (xlv) any combination of the foregoing. Performance measures may be based on the performance of BSB Bancorp as a whole or of any one or more subsidiaries or business units of BSB Bancorp or a subsidiary and may be measured relative to a peer group, an index or a business plan. The Compensation Committee may adjust performance measures, but only to the extent the Compensation Committee exercises negative discretion as permitted under applicable law for purposes of an exception to Section 162(m) of the Internal Revenue Code. In establishing the performance measures, the Compensation Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be “qualified performance-based compensation” and the establishment of any performance-based measures shall be made during the period required by Section 162(m) of the Internal Revenue Code.

Vesting of Awards

If the right to become vested in an award under the 2017 Equity Incentive Plan is conditioned on the completion of a specified period of service with BSB Bancorp or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Compensation Committee and evidenced in an award agreement, subject to acceleration of vesting in the event of death, disability, or involuntary termination of employment or termination of service as a director in connection with or following a change in control.

Any restricted stock or restricted stock unit designated as qualified performance-based compensation will vest only on the achievement of one or more performance measures as may be determined by the Compensation Committee, however, awards granted as performance based awards may accelerate and vest on death or disability. In addition, in the event of a change in control, performance awards will vest, if at all, pro-rata, based on the period of the participant’s active employment during the performance period and the level of achievement of the performance measures during the performance period prior to the change in control.

The Compensation Committee may, in its discretion, grant awards to different persons that vest under different vesting schedules or different performance measures set forth in the 2017 Equity Incentive Plan.

Change in Control

Awards under the 2017 Equity Incentive Plan will not vest upon the occurrence of a “change in control” (as defined in the 2017 Equity Incentive Plan), except as set forth herein. Unless otherwise stated in an award agreement, upon the occurrence of an involuntary termination of employment or termination of service as a director following a change in control of BSB Bancorp, all restricted stock awards and restricted stock units shall be fully earned and vested. In addition, if an acquiring corporation fails to assume the awards granted under the 2017 Equity Incentive Plan, such awards will become fully earned and vested. Performance awards will vest on a change in control, pro-rata, based on the portion of the performance period occurring prior to the change in control and the level of achievement of the performance measures during such period. For the purposes of the 2017 Equity Incentive Plan, a change in control occurs when (a) BSB Bancorp or Belmont Savings Bank merges into or consolidates with another entity or merges another bank or corporation into BSB Bancorp or Belmont Savings Bank, and as a result, less than a majority of the combined voting power of the resulting corporation is held by persons who were stockholders of the Company or the Bank before the merger or consolidation; (b) a person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of BSB Bancorp’s or Belmont Savings Bank’s voting securities; (c) during any period of two consecutive years, individuals who constitute BSB Bancorp’s or Belmont Savings Bank’s Board at the beginning of the two-year period cease for any reason to constitute at least a majority of BSB Bancorp’s or Belmont Savings Bank’s Board, provided that each director who is first elected by the Board by a vote of at least two-thirds of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or (d) BSB Bancorp or Belmont Savings Bank sells to a third party all or substantially all of its assets.

Amendment and Termination

The Board may, at any time, amend or terminate the 2017 Equity Incentive Plan or any award granted under the 2017 Equity Incentive Plan, provided that the Board may not amend an award to accelerate vesting contrary to the terms of the 2017 Equity Incentive Plan and, other than as provided in the 2017 Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board may not amend the provision of the 2017 Equity Incentive Plan to materially increase the original number of securities which may be issued under the 2017 Equity Incentive Plan (other than as provided in the 2017 Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the 2017 Equity Incentive Plan without approval of stockholders. Notwithstanding the foregoing, the Board may amend the 2017 Equity Incentive Plan at any time, retroactively or otherwise, to insure that the 2017 Equity Incentive Plan complies with current or future law without stockholder approval, and the Board may unilaterally amend the 2017 Equity Incentive Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Internal Revenue Code, and its applicable regulations and guidance.

Duration of Plan

The 2017 Equity Incentive Plan will become effective upon approval by the stockholders at this Special Meeting. The 2017 Equity Incentive Plan will terminate after 10 years or, if sooner, when all shares reserved under the 2017 Equity Incentive Plan have been issued. At any time, the Board may terminate the 2017 Equity Incentive Plan. However, any termination of the 2017 Equity Incentive Plan will not affect outstanding awards.

Federal Income Tax Considerations

The following is a summary of the U.S. federal income tax consequences that may arise in conjunction with participation in the 2017 Equity Incentive Plan.

Restricted Stock. A participant who has been granted a stock award will not realize taxable income at the time of grant, provided that the stock is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the earlier of the vesting of shares subject to an award (at which point the shares become transferable) or the date on which the restricted stock is no longer subject to a substantial risk of forfeiture, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and BSB Bancorp will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses. A participant who makes an election under Section 83(b) of the Internal Revenue Code (“an 83(b) election”) will include the fair market value of the restricted stock award in taxable income in the year of grant at the grant date fair market value. Dividends paid on the restricted stock during the period the stock is subject to restrictions will be considered compensation income to the participant (or self-

employment income with respect to a non-employee director) and BSB Bancorp will be entitled to a corresponding income tax deduction.

Restricted Stock Unit. A participant who has been granted a restricted stock unit will not realize taxable income at the time of vesting, as long as the award remains in the form of a restricted stock unit. When the restricted stock unit is distributed in the form of stock or cash, ordinary income is recognized equal to the value of the share of stock or cash on the date of distribution. A restricted stock unit does not have voting rights and will have dividend rights (or dividend equivalent rights) only if specified by the Compensation Committee at the time of grant. Since no stock is transferred to the participant on the grant date of the restricted stock unit, an election to have the restricted stock unit taxed at the grant date cannot be made under Section 83(b) of the Internal Revenue Code.

Withholding of Taxes. When restricted stock awards vest or restricted stock units are distributed, BSB Bancorp may withhold amounts from employee participants to satisfy the minimum withholding tax requirements. Except as otherwise provided by the Compensation Committee, employee participants may elect to have shares withheld from awards or may tender previously owned shares to BSB Bancorp to satisfy tax withholding requirements.

Change in Control. Any acceleration of the vesting or payment of awards under the 2017 Equity Incentive Plan on an involuntary termination of service in connection with or following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by BSB Bancorp.

Deduction Limits. Section 162(m) of the Internal Revenue Code generally limits BSB Bancorp’s ability to deduct for tax purposes compensation in excess of $1.0 million per year for its chief executive officer, and the three other most highly compensated executives (other than the chief financial officer) named in the summary compensation table below (“covered employees”). Restricted stock awards and restricted stock units that are not subject to performance goals may be subject to this deduction limit if income recognized on the awards plus other compensation of the covered employee that is subject to the limit exceeds $1.0 million. Performance-based compensation that meets the requirements of Section 162(m) of the Internal Revenue Code (“qualified performance-based compensation”) is not subject to this limit and is fully deductible by BSB Bancorp. “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance. Restricted stock awards or restricted stock units that vest upon the attainment of performance measurements qualify as qualified performance-based compensation. Accordingly, if an award is not exempt from Section 162(m) of the Internal Revenue Code, income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.

Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the U.S. income tax aspects of the 2017 Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the 2017 Equity Incentive Plan. BSB Bancorp suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

Accounting Treatment

Under Accounting Standards Codification (“ASC”) 718, Compensation-Stock Compensation and ASC 505-50, Equity Based Payment to Non-Employees, BSB Bancorp is required to recognize compensation expense on its income statement over the requisite service period based on the grant date fair value of equity-based compensation (such as restricted stock and restricted stock units).

Awards to be Granted

The Board has adopted the 2017 Equity Incentive Plan. If the 2017 Equity Incentive Plan is approved by stockholders, the Compensation Committee intends to meet after such approval to determine the specific terms of the awards, including the allocation of awards to executive officers, employees and non-employee directors. At the present time, no specific determination has been made as to the allocation of awards.

Required Vote and Recommendation of the Board

In order to approve the 2017 Equity Incentive Plan, the proposal must receive the affirmative vote of a majority of the total votes cast at the Special Meeting, assuming a quorum, in each case without regard to broker non-votes or proxies marked ABSTAIN.

In the event at the time of the Special Meeting there are not sufficient votes to approve the 2017 Equity Incentive Plan, the Special Meeting may be adjourned in order to permit the further solicitation of proxies.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE BSB BANCORP, INC. 2017 EQUITY INCENTIVE PLAN.

UNLESS OTHERWISE INSTRUCTED, VALIDLY EXECUTED PROXIES WILL BE VOTED “FOR” APPROVAL OF THE EQUITY INCENTIVE PLAN. IN THE EVENT AT THE TIME OF THE SPECIAL MEETING THERE ARE NOT SUFFICIENT VOTES TO APPROVE THE EQUITY INCENTIVE PLAN, THE SPECIAL MEETING MAY BE ADJOURNED IN ORDER TO PERMIT THE FURTHER SOLICITATION OF PROXIES.

Securities Authorized for Issuance under Equity Compensation Plans

Information regarding equity-based compensation awards outstanding and available for future grants under the Company’s existing 2012 Equity Incentive Plan as of December 31, 2015, segregated between equity-based compensation plans approved by shareholders and equity-based compensation plans not approved by shareholders, is presented in the table below.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	828,594(1)	$12.40	42,444(2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	828,594	$12.40	42,444

(1) The weighted average remaining contractual term was 7.03 years.

(2) Includes 39,100 of option awards and 3,344 stock awards.

In addition, at December 31, 2015, there were 145,261 non-vested restricted stock awards outstanding.

The following table provides updated information, as of November 30, 2016, regarding equity-based compensation awards outstanding and available for future grants.

Plan Category	Number of securities to be issued upon the exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the first column)
Equity compensation plans approved by security holders	806,981(1)	$12.68	31,538(2)
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	806,981	$12.68	31,538

(1) The weighted average remaining contractual term was 6.20 years.

(2) Includes 28,194 of option awards and 3,344 stock awards.

In addition, at November 30, 2016, there were 73,429 non-vested restricted stock awards outstanding.

Compensation Discussion and Analysis

Compensation Objectives

The compensation objectives of the Company begin with the premise that our success depends, in large part, on the dedication and commitment of the people we place in key management positions and on the compensation programs we provide such persons to complement our business strategy and other corporate objectives. The overall objective of our compensation program is to maximize shareholder value through the recruitment, retention and motivation of talented employees and officers (including Named Executive Officers, as defined below) of the Company. We recognize that the Company operates in a competitive environment for talent. Therefore, our approach to compensation considers a full range of compensation tools that enable us to compare favorably with our peers as we seek to attract and retain key personnel. We assess our pay programs annually from a market competitiveness perspective as well as a risk perspective and seek to use the compensation practices common in the industry.

We design our compensation program based on the following four basic principles:

•	Align with Stockholder Interest – As a public company, we use equity compensation as a key component of our compensation program to develop a culture of ownership among our key personnel and to align their individual financial interests with the interests of our stockholders.
•	Drive Performance – We structure compensation in part on the attainment of company-wide objectives and individual performance objectives that contribute to our growth within a prudent risk tolerance. It is our belief that near term loan and deposit growth is critical to achieving scale and future profitability. Therefore, company-wide and individual objectives are heavily weighted toward growth and credit quality.
•	Meet Employment Marketplace Competitiveness – Our strategy is to compensate our employees at competitive levels that position us as the employer of choice among our peers and offer opportunity for career advancement.
•	Reflect our Business Philosophy – Our compensation program reflects our values and the way we conduct business in the communities we serve.

This Compensation Discussion and Analysis is focused specifically on the Company’s executive officers, each of whom is named in the Summary Compensation Table for the year ending December 31, 2015 following this Compensation Discussion and Analysis. These five executive officers are referred to in this Compensation Discussion and Analysis as “Named Executive Officers” and are listed here:

Name	Title
Robert M. Mahoney	President and Chief Executive Officer
John A. Citrano	Executive Vice President, Chief Financial Officer and Corporate Secretary
Hal R. Tovin	Executive Vice President and Chief Operating Officer
Christopher Y. Downs	Executive Vice President—Consumer Lending
Carroll M. Lowenstein, Jr.	Executive Vice President—Commercial Real Estate Lending

Designing Our Compensation Program.

Our compensation program is designed to reward the Named Executive Officers based on their experience, management responsibilities and performance levels. The creation of long-term shareholder value is highly dependent on the development and effective execution of a sound business strategy by our Named Executive Officers. Other considerations influencing the design of our executive compensation program are:

•	experience in the financial services industry that promotes the safe and sound operation of Belmont Savings Bank;
•	achievement of sound risk management and regulatory compliance;
•	sufficient experience in our markets relating to the needs of our customers, products and investments in various phases of the economic cycle;
•	disciplined decision-making that respects our business plan but adapts quickly to change;
•	the retention and development of incumbent executives who meet or exceed performance objectives, since recruiting executives can be expensive, unpredictable, and may have a disruptive effect on our operations;
•	the compensation and employment practices of the Company’s competitors within the financial services industry and elsewhere in the marketplace; and
•	each executive’s individual performance and contribution in helping us achieve our corporate goals.

Role of the Compensation Committee and Certain Executive Officers. The Compensation Committee of the Board of Directors is composed of five independent members of the Board and is assisted as requested by certain members of our executive team. The Compensation Committee has a significant role in helping us achieve our compensation objectives and designing our compensation program. The Compensation Committee is responsible for setting the compensation philosophy, overseeing the compensation program and making recommendations to the full Board of Directors with respect to our compensation program related to the Named Executive Officers. The Compensation Committee regularly evaluates and approves the elements of total compensation payable to the Named Executive Officers. In making these determinations, the Compensation Committee considers each Named Executive Officer’s level of job responsibility, the compensation paid by peers for similar levels of responsibility, industry survey data regarding executive compensation, and the financial condition and performance of the company.

The executive officers who serve as a resource to the Compensation Committee are the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and the Senior Vice President and Director of Human Resources. As requested by the Compensation Committee from time to time, these three executives provide input regarding Belmont Savings Bank’s employee compensation program for employees other than themselves. In addition these executives provide factual information such as company-wide performance on relevant measures, current compensation programs and processes, and performance measures to be used for future evaluations. The Executive Vice President and Chief Financial Officer may provide information to evaluate the estimated financial impact regarding any proposed changes to the various elements of compensation. The President and Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers, and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year.

The three executives participate in Compensation Committee activities purely in an informational and advisory capacity and have no vote in the Compensation Committee’s decision-making process. The President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer , and the Senior Vice President and Director of Human Resources do not attend those portions of Compensation Committee meetings during which their performance is evaluated or their compensation is being determined. No executive officer other than the President and Chief Executive Officer, the Executive Vice President and Chief Financial Officer, and the Senior Vice President and Director of Human Resources attends those portions of Compensation Committee meetings during which the performance of the other Named Executive Officers is evaluated or their compensation is being determined.

Use of Consultants. The Compensation Committee routinely engages independent compensation consultants to assist it in the compensation governance process for the Named Executive Officers. The consultants are retained by and report to the Compensation Committee. The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other similarly situated companies, and provide informed guidance regarding regulatory oversight. The consultants also provide survey data and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary and cash incentives based on a number of factors.

In developing compensation plans for the Named Executive Officers, the Compensation Committee utilized the services of Pearl Meyer & Partners, LLC, an independent compensation advisory firm. During 2015, Pearl Meyer & Partners, LLC assisted the Compensation Committee in the review of base salary and incentive compensation particularly among BSB Bancorp Inc.’s peer group, as determined through industry surveys and published proxy statements.

For 2015, the Compensation Committee engaged Pearl Meyer & Partners, LLC to assist the Compensation Committee in determining the appropriate 2015 base salary surveys for all Named Executive Officers. The survey included the sixteen (16) publicly traded regional banks of similar asset size, and business lines as listed below:

Company Name:	Bank Name:
Washington Trust Bancorp Inc.	The Washington Trust Company
Meridian Bancorp Inc.	East Boston Savings Bank
The First of Long Island Corporation	The First National Bank of Long Island
First Connecticut Bancorp Inc.	Farmington Bank
OceanFirst Financial Corporation	OceanFirst Bank
Bridge Bancorp, Inc.	The Bridgehampton National Bank
Enterprise Bancorp, Inc.	Enterprise Bank & Trust Company
Blue Hills Bancorp, Inc.	Blue Hills Bank
Hingham Institution for Savings	Hingham Institution for Savings
SI Financial Group, Inc.	Savings Institute Bank & Trust Co.
Westfield Financial, Inc.	Westfield Bank
Ocean Shore Holding Company	Ocean City Home Bank
Bankwell Financial Group, Inc.	Bankwell Bank
Evans Bancorp, Inc.	Evans Bank, National Association
Greene County Bancorp, Inc.	The Bank of Greene County
Salisbury Bancorp, Inc.	Salisbury Bank & Trust Company

The Compensation Committee also relied on other survey sources including Pearl Meyer & Partners 2015 Massachusetts Bankers Association Banking Compensation Survey and Pearl Meyer & Partners 2015 Northeast Bankers Survey.

The Compensation Committee believes that using compensation data from this peer group, augmented by the additional survey sources, was appropriate given the increase in our asset size to over $1 billion. For 2015, the Bank grew its loans and core deposits at a significantly greater rate than its peer group institutions. The Bank’s credit quality also compares favorably to its peer group. For 2015, our growth and credit quality objectives were achieved or surpassed. Based on all of these considerations, the Compensation Committee believes that compensation paid to the Named Executive Officers generally falls within the appropriate market ranges for their skills, experience and their demonstrated achievements to date of the Belmont Savings Bank business strategy.

The Compensation Committee also utilized the services of Pearl Meyer & Partners, LLC to assist with the development of the 2017 Equity Incentive Plan. See “Equity Incentive Plans” below.

Elements of Compensation

Our compensation program with respect to our Named Executive Officers primarily consists of the following:

•	base salary, which is designed to provide a reasonable level of predictable income commensurate with the market standards for each executive position;

•	annual non-equity incentive compensation which is based on specified goals and benchmarks as recommended by senior management and approved by the Compensation Committee;
•	an equity incentive plan which aligns the interests of key employees with those of the shareholders through the grant of restricted shares and stock options;
•	severance benefits payable pursuant to severance agreements between certain executive officers and Belmont Savings Bank;
•	retirement benefits payable pursuant to our tax-qualified and non-qualified plans; and
•	other broad-based welfare benefits.

The Compensation Committee seeks to create what it believes is a balanced mix of each element of compensation for the Named Executive Officer’s total compensation program. For each Named Executive Officer, a significant percentage of total cash incentive compensation is at-risk, meaning that it will generally be earned when the Named Executive Officer is successful in ways that are aligned with and support BSB Bancorp, Inc.’s interests.

Base Salary. Base salary is the primary source of compensation for services performed during the year for all employees. On an annual basis, the Compensation Committee reviews the base salaries of the Named Executive Officers and primarily considers:

•	market data for peer institutions and direct competitors located in Massachusetts and the northeast region;
•	internal review of the Named Executive Officer’s compensation, both individually and relative to other officers;
•	development and experience of the executive;
•	achievement of company-wide objectives;
•	achievement of individual performance objectives; and
•	our financial condition and results of operations, including tax and accounting impact on the Bank

Base salaries are reviewed annually and adjusted from time-to-time to realign base salaries with market levels after taking into account the considerations above. Details regarding base salary are included in the Summary Compensation Table for Year Ending December 31, 2015 following this Compensation Discussion and Analysis. In considering executive compensation for 2016, the Board took into account the results of the vote and the fact that over 93% of shares voted by shareholders were voted in favor of the Company’s executive compensation program as disclosed in the 2015 proxy statement.

The Compensation Committee increased the base salary for Messrs. Mahoney, Tovin, Downs, Citrano and Lowenstein by $15,750, $10,000, $8,000, $7,000, and $8,000 respectively consistent with the market data, so that their base salaries for 2016 are $540,750, $405,000, $298,000, $232,000, $262,500 respectively.

Non-Equity Incentive Compensation. The Bank has implemented the Incentive Compensation Plan for all of our executive officers, including the Named Executive Officers. The Incentive Compensation Plan is an annual cash-based incentive plan that is an integral part of the participant’s total compensation package and supports the continued growth and profitability of Belmont Savings Bank. Each year, participants are awarded for the achievement of certain performance goals on a company-wide and individual basis. These goals are established at the beginning of each plan year and approved by the Compensation Committee. For 2015, the Incentive Compensation Plan required achievement of the following company-wide performance metrics: (1) deposit growth; (2) loan growth; (3) net interest income; (4) fee income; (5) non-interest expense; (6) net income; and (7) credit quality. Individually-based performance goals are determined for each individual, based on his or her responsibilities to Belmont Savings Bank. The weightings of company-wide and individual goals are based on corporate title. For the President and Chief Executive Officer and the Executive Vice Presidents, more weight is attributable to the satisfaction of company-wide performance goals than individual performance goals. For Senior

Vice Presidents, company-wide performance goals are weighted the same as individual performance goals. For all other officers, more weight is attributable to the satisfaction of individual performance goals than company-wide performance goals. Each participant is eligible for an incentive bonus payment within a certain range based on a percentage of his or her base salary to the extent that the company-wide and individual performance goals are met at the end of each plan year.

Equity Incentive Plans. In 2012, our stockholders approved the BSB Bancorp, Inc. 2012 Equity Incentive Plan (the “2012 Equity Incentive Plan”) to provide officers, employees and directors of BSB Bancorp, Inc. and Belmont Savings Bank with additional incentives to promote the growth and performance of BSB Bancorp, Inc. The Compensation Committee believes that officer stock ownership provides a significant incentive in building stockholder value and further aligning management’s interest with that of our stockholders. The 2012 Equity Incentive Plan authorized the issuance of up to 1,284,200 shares of BSB Bancorp, Inc. common stock pursuant to grants of restricted stock awards, restricted stock unit awards, incentive stock options and non-qualified stock options; provided, however, that under this plan the maximum number of shares of stock that could be delivered pursuant to the exercise of stock options was 917,286 and the maximum number of shares of stock that could be issued as restricted stock awards or restricted stock unit awards was 366,914. As of November 30, 2016, a total of 889,092 stock options, net of forfeiture, and 363,570 restricted stock awards had been granted under the 2012 Equity Incentive Plan, representing approximately 97.5% of the shares available for award under the plan.

The Board of Directors has adopted, subject to stockholder approval, the BSB Bancorp, Inc. 2017 Equity Incentive Plan, to provide employees and directors of BSB Bancorp, Inc. with additional incentives to promote the growth and performance of BSB Bancorp, Inc.

BSB Bancorp, Inc. last provided its executives and Directors with equity compensation in 2012 following its conversion in 2011. Most of the companies that we compete with for directors and management-level employees are public companies that offer equity compensation as part of their overall director and officer compensation programs. As part of the process in adopting the new plan, the Board of Directors reviewed and evaluated the 2012 Equity Incentive Plan, and made several key changes to the plan provisions in the 2017 Equity Incentive Plan that are better aligned with stockholders’ interests and considered good governance practices, including, but not limited to:

•	Grants are limited to restricted stock and restricted units, including restricted stock and restricted stock units granted as performance awards;

•	Implementation of a three-year holding requirement post exercise/vesting for our Named Executive Officers with respect to at least 50% of their “covered shares,” i.e., generally shares not used to satisfy taxes payable on such years;
•	Implementation of a minimum vesting provision of one-year for all the grants to be made out of the 2017 Equity Incentive Plan;
•	No single trigger vesting of time-based awards on a change in control;
•	Vesting of performance-based equity awards upon a change-in-control based on actual performance and pro-rated for time elapsed in the performance period prior to the change in control;
•	Dividends on unvested awards will be paid to participants only after the underlying awards have been earned and not during the performance or service vesting period; and
•	Awards are subject to our clawback policy adopted on December 21, 2016.

The Compensation Committee utilized the services of its independent compensation advisor, Pearl Meyer & Partners, LLC, to assist with the development of the 2017 Equity Incentive Plan.

By approving the 2017 Equity Incentive Plan, our stockholders will give us the flexibility we need to continue to attract and retain highly qualified officers and directors by offering a competitive compensation program that is linked to the performance of our common stock. Additionally, upon the approval of this new plan, BSB Bancorp will cancel the existing 2012 Equity Incentive Plan and no further awards will be granted out of that plan.

For more information regarding the 2017 Equity Incentive Plan see “Proposal 1 – Approval of the BSB Bancorp, Inc. 2017 Equity Incentive Plan” on page 3.

Severance Agreements. The Bank maintains severance agreements with Messrs. Mahoney, Tovin, Citrano, Downs and Lowenstein, which provide severance payments in the event of the executive’s involuntary or constructive termination of employment not-for-cause, including upon a termination following a change in control. The rationale for providing these payments is to provide security for our Named Executive Officers and stability among our senior management team. Please see “Executive Compensation – Severance Agreements” for a more thorough description of these agreements.

Retirement Plans. In addition to the compensation paid to the Named Executive Officers as described above, the Named Executive Officers are eligible to participate in our 401(k) plan on the same terms as other eligible employees. Belmont Savings Bank provides a Safe Harbor non-elective employer contribution of 4% of the eligible employee’s salary. Each eligible employee is also permitted to defer a percentage of his or her salary for retirement (subject to limitations under the Internal Revenue Code). We provide a 100% matching contribution on the first 2% of the participant’s salary deferral and 50% matching contribution on the next 3% of the participant’s salary deferral.

In connection with the conversion and stock offering in 2011, we adopted an employee stock ownership plan. The trustee of the employee stock ownership plan obtained a loan from BSB Funding Corporation to purchase shares of BSB Bancorp, Inc. common stock in the conversion and stock offering pursuant to applicable regulatory guidelines. The employee stock ownership plan provides our employees, including the Named Executive Officers, with additional retirement savings in the form of our common stock and encourages employee ownership in BSB Bancorp, Inc. See “Executive Compensation–Tax-Qualified Benefit Plans–Employee Stock Ownership Plan” for further description of the terms of the employee stock ownership plan.

Messrs. Mahoney, Tovin, Downs and Lowenstein are participants in our Supplemental Executive Retirement Plan (“SERP”), which we adopted in 2010. The Bank is also a party to an amended supplemental retirement agreement with Mr. Citrano that was entered into in 1994 and has been subsequently updated to comply with changes in tax laws, as well as other changes negotiated between the parties. The SERP and the supplemental retirement agreement provide supplemental retirement benefits for Messrs. Mahoney, Tovin, Downs, Lowenstein and Citrano which will be paid in addition to the benefits they receive under the 401(k) plan. We provide these supplemental retirement benefits in order to remain competitive and to retain our Named Executive Officers. See “Executive Compensation – Pension Benefits” for further description of the terms of our supplemental retirement arrangements.

Belmont Savings Bank entered into a deferred compensation agreement with Mr. Mahoney in December 2012. Beginning in 2013, the agreement allows Mr. Mahoney to defer a portion of his base salary and bonus each year. Prior to March 31, 2013, Mr. Mahoney’s deferred compensation account balance was credited with earnings on a monthly basis based on the five year certificate of deposit yield as published in the Wall Street Journal. In April 2013, the deferred compensation agreement was replaced by the new Belmont Savings Bank Deferred Compensation Plan, which is administered by Fidelity Investments, and allows for the investment of deferrals in a number of investment options, including mutual fund investments.

Other Broad-Based Benefits. The Bank offers industry appropriate fringe benefits to our employees, including our Named Executive Officers. We provide group health, dental and vision insurance coverage to employees, with the employees being responsible for a portion of the premiums. In addition, we provide our Named Executive Officers with life insurance, long-term disability insurance, accidental death and dismemberment insurance, parking and cellular phone reimbursement, consistent with market practice. The Compensation Committee believes these benefits assist these officers in fulfilling their employment obligations.

Tax and Accounting Implications

In consultation with our advisors, we evaluate the tax and accounting treatment of our compensation program at the time of adoption and on an annual basis to ensure that we understand the financial impact of the program. Our analysis includes a detailed review of recently adopted and pending changes in tax and accounting requirements. As part of our review, we consider modifications and/or alternatives to existing programs to take advantage of favorable changes in the tax or accounting environment or to avoid adverse consequences. To preserve maximum flexibility in the design and implementation of our compensation program, we have not adopted a formal policy that requires all compensation to be tax deductible. However, where appropriate, we structure our compensation program in a tax efficient manner.

Risk Management

The Compensation Committee believes that any risks arising from our compensation policies and practices for all of our employees, including our Named Executive Officers, are not reasonably likely to have a material adverse effect on BSB Bancorp, Inc. or Belmont Savings Bank. In addition, the Compensation Committee believes that the design and balance of the elements of our compensation program will encourage our senior management to act in a manner that is focused on the long-term value of BSB Bancorp, Inc. and Belmont Savings Bank.

The Compensation Committee reviews all of our incentive-based plans to ensure that controls are in place so that our employees are not presented with opportunities to take unnecessary and excessive risks that could threaten the value of BSB Bancorp, Inc. and Belmont Savings Bank. With respect to the Incentive Compensation Plan, the Compensation Committee reviews and approves the company-wide performance objectives that determine the bonus payments to be made there under. The performance objectives selected are customary performance metrics for financial institutions in our peer group. In addition, our Incentive Compensation Plan contains a clawback policy, which allows us to recover any cash incentive compensation earned or accrued for any employee that was based on materially inaccurate financial statements or other materially inaccurate reporting or fraud. Under the clawback policy in our Incentive Compensation Plan, the look back period is one year from the incentive payment.

Notwithstanding the foregoing, on December 21, 2016, we adopted a more comprehensive clawback policy that would allow BSB Bancorp, Inc. to recover any cash or equity compensation paid or awarded to any executive officer during the three-year period preceding the date on which BSB Bancorp, Inc. determines it has materially inaccurate financial statements or any other materially inaccurate performance metric criteria, subject to a determination that the amount of such cash or equity compensation would have been less had it been determined under the restated financial results. This clawback policy is available in the Corporation Information – Governance Documents portion of the Investor Relations section of BSB Bancorp, Inc.’s website at www.belmontsavings.com.

Finally, by implementing our employee stock ownership plan and our stock-based incentive plan, the Bank’s employees own BSB Bancorp, Inc. common stock. This ownership aligns employee interest with those of all stockholders and, in turn, will focus employees on managing risks in order to achieve long-term and short-term objectives and contribute to long-term stockholder value.

Executive Compensation

Summary Compensation Table. The table below summarizes the total compensation paid to, or earned by, Robert M. Mahoney, our President and Chief Executive Officer, John A. Citrano, our Executive Vice President, Chief Financial Officer, Treasurer and Corporate Secretary, Hal R. Tovin, our Executive Vice President and Chief Operating Officer, Christopher Y. Downs, our Executive Vice President—Consumer Lending and Carroll M. Lowenstein, Jr., our Executive Vice President—Commercial Real Estate Lending for the years indicated. We refer to these individuals as our “Named Executive Officers.”

Name and Principal		Salary	Bonus	Stock Awards	Option Awards	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
Position	Year	($)(1)	($)(2)	($)	($)	($)(3)	($)(4)	($)

Robert M. Mahoney	2015	525,000	259,250	—	—	167,489	29,488	981,227
President and Chief	2014	475,000	215,000	—	—	202,710	33,259	925,969
Executive Officer	2013	450,000	190,000	—	—	128,790	35,060	803,850

John A. Citrano	2015	225,000	85,000	—	—	188,678	29,488	528,166
Executive Vice President,	2014	212,000	85,000	—	—	164,953	181,246	643,199
Chief Financial Officer,	2013	202,000	68,000	—	—	123,753	30,888	424,641
Treasurer and Corporate
Secretary

Hal R. Tovin	2015	395,000	135,000	—	—	61,727	29,488	621,215
Executive Vice President	2014	360,000	133,000	—	—	69,496	31,288	593,784
and Chief Operating	2013	350,000	125,000	—	—	34,663	33,476	543,139
Officer

Christopher Y. Downs	2015	290,000	105,000	—	—	44,306	29,488	468,794
Executive Vice	2014	276,000	105,000	—	—	53,280	29,342	463,622
President—Consumer	2013	268,000	94,000	—	—	26,541	28,652	417,193
Lending

Carroll M. Lowenstein, Jr.
Executive Vice	2015	254,500	120,000	—	—	36,239	29,488	440,227
President—Commercial	2014	224,500	115,000	—	—	108,860	28,296	476,656
Real Estate Lending	2013	218,000	85,000	—	—	—	27,611	330,611

(1)	2015 salary information includes salary deferral contributions to the Belmont Savings Bank 401(k) Plan of $15,377 for Mr. Mahoney, $21,890 for Mr. Citrano, $24,000 for Mr. Tovin, $24,000 for Mr. Downs and $18,244 for Mr. Lowenstein.
(2)	Represents discretionary bonus payments awarded to the Named Executive Officers. The bonuses are paid pursuant to our Incentive Compensation Plan however, because the Compensation Committee can exercise significant discretion in determining bonus amounts, the committee chooses to disclose such bonuses under this column.
(3)	The amounts for Messrs. Mahoney, Tovin, Downs and Lowenstein represent the change in the actuarial present value of each executive’s accumulated benefit under the Belmont Savings Bank Supplemental Executive Retirement Plan. The amount for Mr. Citrano represents the change in the actuarial present value of his accumulated benefit payable pursuant to his restated supplemental retirement agreement with Belmont Savings Bank. Changes in pension value for the participants in the Supplemental Executive Retirement Plan result from changes in discount rate, compensation and retirement date assumptions. Amounts for 2014, have been revised to reflect an assumed retirement date (i.e., the earliest retirement date at which an unreduced benefit would be paid) in accordance with the Securities Exchange Commission Regulations, which varies from the assumed retirement date used by Belmont Savings Bank for financial reporting purposes under generally accepted accounting principles. Additionally, the 2014 information has been revised for all participants (other than Mr. Citrano) to reflect a retirement benefit based on the average of each participant's three highest consecutive years of base salary during the last 60 months, per the plan documents.

(4)	The amounts reflect what we have paid for, or reimbursed, the applicable Named Executive Officer for various benefits and perquisites which we provide. A break-down of the various elements of compensation in this column is set forth below.
	All Other Compensation
		Perquisites	Employer Contributions to 401(k) Plan	ESOP Allocations(2)	Total
Name	Year	($)(1)	($)	($)	($)
Robert M. Mahoney	2015	—	19,875	9,613	29,488
John A. Citrano	2015	—	19,875	9,613	29,488
Hal R. Tovin	2015	—	19,875	9,613	29,488
Christopher Y. Downs	2015	—	19,875	9,613	29,488
Carroll M. Lowenstein, Jr.	2015	—	19,875	9,613	29,488

(1)	For the year ended December 31, 2015, no Named Executive Officer received perquisites and personal benefits which exceeded $10,000 in the aggregate.
(2)	Represents the allocation of approximately 411 shares of BSB Bancorp, Inc. to Messrs. Mahoney, Tovin, Downs, Lowenstein, and Citrano’s ESOP accounts. The closing price of shares of BSB Bancorp, Inc. on December 31, 2015 was $23.39.

Severance Agreements

Belmont Savings Bank has entered into severance agreements with Messrs. Mahoney, Citrano, Tovin, Downs and Lowenstein.

Each executive will be entitled to severance payments and benefits in the event of his termination of employment under specified circumstances, including (i) involuntary termination of employment for reasons other than cause or (ii) voluntary termination for good reason. “Good Reason” is defined as (A) a material diminution in the executive’s base salary; (B) a material diminution in the executive’s authority, duties or responsibilities; (C) a material diminution in the authority, duties or responsibilities of the position to which the executive is to report; (D) a material diminution in the budget over which the executive retains authority; (E) a material change in the geographic location at which the executive must perform his duties; or (F) a material breach of the severance agreement by Belmont Savings Bank. In the event of the executive’s termination of employment as a result of any of these circumstances, the executive will be entitled to receive a severance payment equal to the sum of: (i) the executive’s annual base salary rate in effect on the date of termination, or if greater, the average annual base salary rate for the 12-month period ending on the date of termination, and (ii) the average annual bonus awarded to the executive during the prior two years, provided, however, that if such sum is less than the executive’s salary and bonus reported by Belmont Savings Bank in Box 1 of the IRS Form W-2 for the tax year immediately preceding the executive’s date of termination, then the severance payment will equal the executive’s salary and bonus reported in Box 1 of the IRS Form W-2. The severance payment will be distributed as follows: (i) the portion of the severance benefit that exceeds the “Code Section 409A Limit,” if applicable, will be payable in a lump sum within two and one-half months following the executive’s date of termination; and (ii) the remaining portion of the severance benefit will be payable for 12 months in accordance with Belmont Savings Bank’s payroll practice, provided that any undistributed balance on the first anniversary date of the executive’s date of termination will be distributed in a lump sum. The “Code Section 409A Limit” is equal to two times the lesser of: (i) the sum of the executive’s annualized compensation that was payable to the executive during the taxable year preceding the year in which the executive’s date of termination occurred; or (ii) the maximum amount of compensation that may be taken into account under a tax-qualified plan for each participant pursuant Code Section 401(a)(17), which for 2015 is $265,000. Each executive will also be entitled to continued health and dental coverage for 12 months following his termination date. Each severance agreement provides that the executive will be subject to a non-competition and non-solicitation covenant for 12 months following his date of termination.

In the event of a change in control (as defined in the agreements) followed by the executive’s involuntary termination or termination for good reason, the severance agreement will provide a benefit equal to three times the executive’s annual rate of base salary in effect on executive’s date of termination, or if greater, Executive’s average annual base salary for the 12-month period ending on the date of termination, and highest rate of bonus paid in the prior three years (in the case of Messrs. Mahoney, Tovin and Downs) or two times the executive’s annual rate of base salary in effect on executive’s date of termination, or if greater, Executive’s average annual base salary for the 12-month period ending on the date of termination, and highest rate of bonus paid during the prior three years (in the case of Messrs. Citrano and Lowenstein). The severance benefit will be paid within 30 days following separation from service. In addition, the executive would be entitled to continued non-taxable health, dental and life insurance coverage at the expense of Belmont Savings Bank (or its acquirer) for three years (in the case of Messrs. Mahoney, Tovin and Downs) or two years (in the case of Messrs. Citrano and Lowenstein). In the event of an executive’s termination following a change in control, the noncompetition and non-solicitation provisions of the severance agreements will be inapplicable.

Incentive Compensation Arrangements

Incentive Compensation Plan. Belmont Savings Bank sponsors the Incentive Compensation Plan in order to recognize and reward a select group of executive officers for performance and the achievement of specific measurable annual goals. The Compensation Committee will designate the participants in the plan who are Named Executive Officers and the President and Chief Executive Officer has the authority to select the employees, other than the Named Executive Officers, who will be eligible to participate in the plan. Prior to each plan year, the Compensation Committee establishes goals on a company-wide and individual basis. For 2015, company-wide performance goals focused on the following performance metrics: (1) deposit growth; (2) loan growth; (3) net interest income; (4) fee income; (5) non-interest expense; (6) net income; and (7) credit quality. Based on 2015 results, the Compensation Committee determined that the Bank achieved 95% of its performance goals. Individually-based performance goals are determined based on the participant’s personal goals related to his or her major projects, initiatives and budget. Each set of performance goals is assigned a percentage weight to reflect its relative importance and the participant’s direct impact in meeting those goals. For the President and Chief Executive Officer and our Named Executive Officers, company-wide performance goals are weighted at 75% and individual performance goals are weighted at 25%. For Senior Vice Presidents, company-wide performance goals are weighted at 50% and individual performance goals are weighted at 50%. For all other officers, company-wide performance goals are weighted at 25% and individual performance goals are weighted at 75%. Each participant is eligible to receive an incentive bonus payment based on a predetermined percentage range of his or her annual base salary to the extent that the company-wide and individual performance goals are met. At the end of the 2015 plan year, the Chief Financial Officer reported the Bank’s financial performance for the year and the Human Resources Director submitted the incentive compensation recommendations to the Compensation Committee for review and approval. Under the Incentive Compensation Plan, the Bank reserves the right to recover any bonus or incentive compensation payment to any officer if the payments were based on materially inaccurate financial statements, other materially inaccurate reporting or fraud by an officer. Since the Compensation Committee retained the discretion at year end to amend the weight assigned to each performance metric for purposes of determining the Named Executive Officers’ compensation under the Incentive Compensation Plan, the compensation achieved under the Incentive Compensation Plan has been listed in the bonus column of the Summary Compensation Table. The Compensation Committee and Board have approved a 2016 Incentive Compensation Plan (“2016 Plan”). The 2016 Plan focuses on the same company-wide performance metrics as 2015. The 2016 Plan also requires the achievement of individual performance metrics and weights the achievement of company-wide metrics at 75% and individual metrics at 25% for the President and other executive officers.

2012 Equity Incentive Plan. The BSB Bancorp, Inc. 2012 Equity Incentive Plan (the “Equity Incentive Plan”) authorizes the issuance of up to 1,284,200 shares of BSB Bancorp, Inc. common stock pursuant to grants of restricted stock awards, restricted stock unit awards, incentive stock options and non-qualified stock options; provided, however, that the maximum number of shares of stock that may be delivered pursuant to the exercise of stock options is 917,286 and the maximum number of shares of stock that may be issued as restricted stock awards or restricted stock unit awards is 366,914.

The Equity Incentive Plan is administered by the members of BSB Bancorp, Inc.’s Compensation Committee. The Compensation Committee may grant awards in a combination of incentive and non-qualified stock options, restricted stock or restricted stock units. Employees and directors of BSB Bancorp, Inc. or its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.

The Committee specifies vesting requirements for awards. Unless the Committee specifies otherwise, awards vest at the rate of 20% per year, commencing one year after the date of grant; subject to acceleration of vesting upon the occurrence of certain events, if specifically set forth in the award agreement, in the event of the participant’s retirement. All awards granted to a participant will vest upon the participant’s death or disability. Unless otherwise stated in an award agreement, following a change in control of BSB Bancorp, Inc., upon the occurrence of the termination of service as a director or involuntary termination of employment all outstanding options then held by such participant will become fully exercisable and all restricted stock awards or restricted stock unit awards shall be fully earned and vested.

Alternatively, the Committee may grant awards that vest upon the satisfaction of certain performance measures, selected from among those set forth in the plan. Awards that vest upon the satisfaction of performance measures may be considered “performance based compensation” for purposes of the tax deduction limits of Section 162(m) of the Internal Revenue Code that pertain to the compensation of our named executive officers. In the event of a change in control, any performance measure attached to a performance-based award under the Equity Incentive Plan shall be deemed satisfied in full as of the date of the change in control.

2017 Equity Incentive Plan. For information regarding the proposed BSB Bancorp, Inc. 2017 Equity Incentive Plan, see "Proposal 1 — Approval of the BSB Bancorp, Inc. 2017 Equity Incentive Plan." Upon the approval of the new 2017 Equity Incentive Plan, BSB Bancorp will cancel the existing 2012 Equity Incentive Plan and no further awards will be granted out of that plan.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information concerning unexercised options and stock awards that had not vested as of December 31, 2015 for each Named Executive Officer.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested (#)(1)
Robert M. Mahoney	77,052	51,368	12.04	11/28/2022	35,223	823,866
John A. Citrano	11,008	7,338	12.04	11/28/2022	13,942	326,103
Hal R. Tovin	33,023	22,014	12.04	11/28/2022	22,014	514,907
Christopher Y. Downs	11,008	7,338	12.04	11/28/2022	13,942	326,103
Carroll M. Lowenstein, Jr.	11,008	7,338	12.04	11/28/2022	13,942	326,103

(1)	The market value of unvested restricted stock is based upon the closing price of the Company’s common stock on December 31, 2015, of $23.39.
(2)	All stock options and stock awards shown vest at a rate of 20% per year beginning on November 28, 2013.

The following table provides information concerning unexercised options and stock awards that had not vested as of November 30, 2016 for each Named Executive Officer.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (2)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested (#)(1)
Robert M. Mahoney	102,736	25,684	12.04	11/28/2022	17,611	469,333
John A. Citrano	14,677	3,669	12.04	11/28/2022	6,971	185,777
Hal R. Tovin	44,030	11,007	12.04	11/28/2022	11,007	293,337
Christopher Y. Downs	14,677	3,669	12.04	11/28/2022	6,971	185,777
Carroll M. Lowenstein, Jr.	14,677	3,669	12.04	11/28/2022	6,971	185,777

(1)	The market value of unvested restricted stock is based upon the closing price of the Company’s common stock on November 30, 2016, of $26.65.
(2)	All stock options and stock awards shown vest at a rate of 20% per year beginning on November 28, 2013.

Option Exercises and Stock Vested

The following table provides information concerning exercised options and stock award vesting that had occurred during year ending December 31, 2015 for each Named Executive Officer.

	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise	Value Realized on Exercise	Number of Shares Acquired on Vesting	Value Realized on Vesting
Name	#	$	#	$(1)

Robert M. Mahoney	–	–	17,612	398,383
John A. Citrano	–	–	6,971	157,684
Hal R. Tovin	–	–	11,007	248,978
Christopher Y. Downs	–	–	6,971	157,684
Carroll M. Lowenstein, Jr.	–	–	6,971	157,684

(1)	The market value of restricted stock on the vesting date of November 28, 2015 is based upon the closing price of BSB Bancorp Inc., common stock on that date of $22.62.

On November 30, 2016, 17,612 and 11,007 restricted shares held by Mr. Mahoney and Mr. Tovin, respectively, vested. On the same date, 6,971 restricted shares held by each of the three other Named Executive Officers vested. As a result, as of November 30, 2016, Mr. Mahoney, Mr. Tovin and each of the three other Named Executive Officers held 17,611, 11,007 and 6,971 shares of restricted stock that may still vest.

Pension Benefits

The following table sets forth information with respect to pension benefits at and for the year ended December 31, 2015 for the Named Executive Officers.

Pension Benefits at and for the Fiscal Year Ended 2015
		Number of years credited service	Present value of accumulated benefit	Payments during last fiscal year
Name	Plan name	(#)	($)	($)

Robert M. Mahoney	Supplemental Executive Retirement Plan	5	805,690	–
John A. Citrano	Restated Supplemental Retirement Agreement	21	1,469,280	–

Hal R. Tovin	Supplemental Executive Retirement Plan		263,919	–
Christopher Y. Downs	Supplemental Executive Retirement Plan	5	199,193	–
Carroll Lowenstein	Supplemental Executive Retirement Plan	5	145,099	–

Supplemental Executive Retirement Plan. Effective October 1, 2010, Belmont Savings Bank adopted the Supplemental Executive Retirement Plan for a select group of management and highly compensated employees, as designated by the Board of Directors. Messrs. Mahoney, Tovin, Downs and Lowenstein currently participate in the plan. Under the plan, each participant is entitled to an annual benefit that will be paid to the participant for 10 years, with the first payment to occur within 60 days following the later of: (i) the participant’s separation from service; or (ii) the date on which the participant attains age 62. The annual benefit is equal to the participant’s “final average compensation” multiplied by his “benefit percentage,” determined as of his date of termination. Final average compensation is defined as the participant’s average annual gross salary paid during the three consecutive calendar year period during which the participant’s base salary was at its highest during the final 60 month period of the participant’s employment with Belmont Savings Bank. Mr. Mahoney’s benefit percentage will be 20% if he has five or more years of service as of his termination date and will be 0% if he has less than five years of service as of his termination date. If Mr. Mahoney’s separation from service is involuntary or due to a constructive termination, the benefit percentage of 20% will be reduced by 4% for each year of service less than four. Messrs. Tovin’s Downs’ and Lowenstein’s benefit percentages will be 20% if they have 10 or more years of service on their termination date; (ii) 10% if they have five to nine years of service on their termination date; or (iii) 0% if they have less than five years of service on their termination date. If Messrs. Tovin’s Downs’ and Lowenstein’s separation from service is involuntary or due to a constructive termination, the benefit percentage of 20% will be reduced by 2% for each year of service that is less than nine. No benefits will be payable under the plan if the participant’s benefit percentage is less than 10%.

Restated Supplemental Retirement Agreement with Mr. Citrano. On December 23, 2008, Mr. Citrano and Belmont Savings Bank entered into a restated supplemental retirement agreement. This agreement supersedes the prior supplemental retirement agreement between the parties dated December 1, 1994. Pursuant to the agreement, the parties agreed to use bank-owned life insurance (“BOLI”) policies on the life of Mr. Citrano as investment vehicles to provide him with a supplemental retirement benefit and life insurance protection for his family. Under the agreement, Mr. Citrano is entitled to a supplemental retirement benefit in the event of his termination of employment at or after attaining age 55 and completing 10 or more years of service with Belmont Savings Bank. The supplemental retirement benefit is equal to (i) the actuarial present value of Mr. Citrano’s “average annual compensation” multiplied by the “applicable percentage” that would be payable for 20 years following his date of termination, minus (ii) the aggregate cash surrender value of Mr. Citrano’s BOLI that is required to be legally transferred to him following his termination date. The supplemental retirement benefit will be payable within 60 days following his termination date. “Average annual compensation” is determined based on Mr. Citrano’s highest three consecutive years of compensation earned prior to his termination date. The “applicable percentage” will be determined based on Mr. Citrano’s retirement age with the maximum percentage to be 51%, provided that his retirement age is 65. The applicable percentage of 51% will be reduced by a fixed percentage that correlates with Mr. Citrano’s retirement age if it is less than 65.

If Mr. Citrano voluntarily resigns prior to attaining age 55 and completing 10 years of service, he will be entitled to a lump sum payment equal to the cash surrender value of his BOLI minus the aggregate amount of policy premiums paid on the BOLI by Belmont Savings Bank If Mr. Citrano’s termination of employment is involuntary or due to a constructive termination, he will be entitled to a lump sum payment equal to the cash surrender value of his BOLI plus a gross-up payment to cover the federal and state taxes associated with the lump sum payment, provided, however, that the taxable income used to calculate the gross-up payment will not exceed the amount of premiums paid on the BOLI by Belmont Savings Bank. If Mr. Citrano’s termination is due to disability, he will be entitled to receive the supplemental retirement benefit calculated as if he had attained age 55 and completed 10 years of service. In calculating the supplemental retirement benefit, Mr. Citrano’s average annual compensation will be increased by 6% per year, beginning from the year in which Mr. Citrano became disabled and ending the year in which he would have attained age 55.

In the event of Mr. Citrano’s death while employed with Belmont Savings Bank, his beneficiary will be entitled to receive a lump sum payment equal to the total death proceeds of the BOLI minus the greater of: (i) the premiums paid on the BOLI by Belmont Savings Bank or (ii) the cash surrender value of the BOLI.

On February 12, 2014, Belmont Savings Bank adopted an amended and restated supplemental retirement agreement (“2014 restatement”) with Mr. Citrano to eliminate the requirement that the BOLI policies be transferred to him on his retirement after age 55 and 10 years of service. In consideration for relinquishing the right to the policies, Belmont Savings Bank made a cash payment to Mr. Citrano of $152,950. The transfer of the policies to Mr. Citrano would have resulted in taxable income of approximately $250,000 to Belmont Savings Bank. In addition, in consideration of his many years of service, the amended agreement vests Mr. Citrano in his accrued benefit in the event of his termination prior to age 55 with 10 years of service. This revision has no effect on the financial statement expense to Belmont Savings Bank. In the event of a voluntary termination of employment prior to age 55 with 10 years of service, he will be entitled to the greater of his accrued benefit or the dollar value of the benefit that he would have been entitled to under the supplemental retirement agreement before its recent restatement. The 2014 restatement inadvertently eliminated certain provisions in the prior agreement that would have provided Mr. Citrano an additional benefit equal to the federal and state taxes that he would owe when the BOLI policies were distributed to him under the prior agreement following his retirement after age 55 and 10 years of service, the value of which was calculated as approximately equal to $436,983. The 2014 restatement was amended November 26, 2014 to restore this payment to Mr. Citrano by requiring an additional lump sum payment of $436,983 in connection with his retirement after age 55 with 10 years of service. In addition, as a result of the change to Belmont Savings Bank’s disability program for employees, the amendment removed the provisions in the 2014 agreement requiring the payment of a benefit to Mr. Citrano on his termination of employment on account of disability.

Tax-Qualified Benefit Plans

401(k) Plan. Belmont Savings Bank maintains the Belmont Savings Bank 401(k) Plan, a tax-qualified defined contribution retirement plan, for all employees who have satisfied the 401(k) Plan’s eligibility requirements. All eligible employees can begin participation in the 401(k) Plan on the first day of the month that coincides with or follows the date the employee attains age 21 and completes three months of service. A participant may contribute up to 75% of his or her compensation to the 401(k) Plan on a pre-tax basis, subject to the limitations imposed by the Internal Revenue Code. For 2015, 2014, and 2013 the salary deferral contribution limit was $18,000, $17,500 and $17,500, provided, however, that a participant over age 50 may contribute an additional $6,000 to the 401(k) Plan for year 2015. A participant is 100% vested in his or her salary deferral contributions. In addition to salary deferral contributions, the 401(k) Plan provides that Belmont Savings Bank will make matching contributions on 100% of the first 2% of a participant’s salary and 50% of the next 3% of a participant’s salary that is contributed to the 401(k) Plan. Belmont Savings Bank will also provide a safe harbor non-elective employer contribution of 4% of the participant’s salary for the plan year. A participant is 100% vested in his or her employer matching and safe harbor contributions. Generally, unless a participant elects otherwise, the participant’s benefit under the 401(k) Plan will be payable in the form of a lump sum payment within 60 days after his or her termination of employment with Belmont Savings Bank.

Each participant has an individual account under the 401(k) Plan and may direct the investment of his or her account among a variety of investment options or vehicles available.

Employee Stock Ownership Plan. Effective January 1, 2011, Belmont Savings Bank adopted an employee stock ownership plan for eligible employees. Eligible employees who have attained age 21 and were employed by us as of January 1, 2011 participate in the employee stock ownership plan on the later of the effective date of the employee stock ownership plan or upon the first entry date commencing on or after the eligible employee’s completion of 1,000 hours of service during a continuous 12-month period.

The employee stock ownership plan trustee purchased, on behalf of the employee stock ownership plan, 5% of the total number of shares of BSB Bancorp, Inc. common stock issued in the offering (including shares contributed to the charitable foundation). The employee stock ownership plan obtained a loan from a wholly owned subsidiary of BSB Bancorp, Inc. equal to the aggregate purchase price of the common stock purchased. The loan will be repaid principally through Belmont Savings Bank’s contribution to the employee stock ownership plan and dividends payable on common stock held by the employee stock ownership plan over the anticipated 30-year term of the loan. The interest rate for the employee stock ownership plan loan is an adjustable-rate equal to the prime rate, as published in The Wall Street Journal, on the closing date of the offering. Thereafter the interest rate will adjust annually to the prime rate on the first business day of the calendar year, retroactive to January 1 of such year.

The trustee holds the shares purchased by the employee stock ownership plan in an unallocated suspense account. Shares will be released from the suspense account on a pro-rata basis as the employee stock ownership plan repays the loan. The trustee will allocate the shares released among participants on the basis of each participant’s proportional share of compensation relative to all participants. Participants will vest in their benefit at a rate of 20% per year, beginning after the completion of their first year of service, such that the participants will be 100% vested upon completion of five years of credited service. Participants also will become fully vested upon normal retirement, death or disability, a change in control, or termination of the employee stock ownership plan. The employee stock ownership plan reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

Under applicable accounting requirements, Belmont Savings Bank will accrue a compensation expense for the employee stock ownership plan at the fair market value of the shares based on the scheduled release of shares from the unallocated suspense account to participants’ accounts. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants will result in a corresponding reduction in BSB Bancorp, Inc.’s earnings.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement. See “Compensation Discussion and Analysis.”

Compensation Committee of the Board of Directors of

BSB Bancorp, Inc.

John A. Whittemore (Chairman)

John A. Borelli

S. Warren Farrell

John A. Greene

Robert J. Morrissey

Potential Payments Upon Termination or Change in Control

The following table sets forth estimates of the amounts that would be payable to the Named Executive Officers upon their voluntary resignation at any time (including retirement), involuntary termination or resignation for “good reason,” termination following a change in control, death or disability in each case, if such termination were effective on December 31, 2015. The table does not include vested or accrued benefits under tax-qualified benefit plans or amounts attributed to vested stock options that are disclosed elsewhere in the proxy statement. The actual amounts to be paid upon any future termination can only be determined at the time of such actual separation.

	Voluntary Resignation Including Normal Retirement	Involuntary or Good Reason Termination	Involuntary or Good Reason Termination after Change in Control	Voluntary Resignation after a Change in Control	Disability	Death
Name	($)(1)	($)(2)(3)	($)(4)(5)	($)	($)(5)(6)	($)(5)(6)
Robert M. Mahoney
Severance Agreement	–	772,133	2,267,345	–	–	–
Supplemental Executive Retirement Plan	805,690	805,690	805,690	805,690	–	805,690
Vesting of Equity Awards	–	–	1,406,893	1,406,893	1,406,893	1,406,893

John A. Citrano
Severance Agreement	–	326,388	667,061	–	–	–
Restated Supplemental Retirement Agreement	1,469,280	1,548,449	1,548,449	1,469,280	–	1,469,280
Vesting of Equity Awards	–	–	409,390	409,390	409,390	409,390

Hal R. Tovin
Severance Agreement	–	538,323	1,634,696	–	–	–
Supplemental Executive Retirement Plan	288,937	346,724	346,724	288,937	–	288,937
Vesting of Equity Awards	–	–	764,766	764,766	764,766	764,766

Christopher Y. Downs
Severance Agreement	–	404,323	1,235,696	–	–	–
Supplemental Executive Retirement Plan	231,705	278,046	278,046	231,705	–	231,705
Vesting of Equity Awards	–	–	409,390	409,390	409,390	409,390

Carroll M. Lowenstein, Jr.
Severance Agreement	–	377,281	755,344	–	–	–
Supplemental Executive Retirement Plan	155,177	186,212	186,212	155,177	–	155,177
Vesting of Equity Awards	–	–	409,390	409,390	409,390	409,390

(1) On voluntary resignation or normal retirement, the amount reflects the present value of the benefit available to Messrs. Mahoney, Tovin, Downs, and Lowenstein, which will be payable in 10 annual installments. Mr. Citrano would receive his accrued benefit payable in a lump sum within 60 days upon a voluntary resignation or normal retirement.

(2) On an involuntary termination of employment (other than for cause) or resignation for good reason absent a change in control, the cash severance payment under the severance agreements with the Named Executive Officers equals one times the sum of: (i) the greater of the annual base salary rate on the date of termination or the average base salary rate over the 12 month period ending on the date of termination and (ii) the average bonus awarded to the executive over the prior two years, provided that if the salary and bonus reported for executive on his last FormW-2 is greater, then the greater amount will be the cash severance payment. In addition, the executive will be entitled to continued coverage under the Bank’s group health plan for one year following termination, provided that the executive continues to pay the employee portion of such coverage.

(3) Under their supplemental executive retirement plans, on an involuntary termination of employment (other than for cause) or resignation for good reason, including such termination following a change in control, Messrs. Tovin, Downs and Lowenstein will be entitled to an annual benefit equal to 10% (20% in the case of Mr. Mahoney) of their final three year average compensation (as defined in the plans), payable in 10 annual installments. Under his amended and restated supplemental retirement agreement, if Mr. Citrano is terminated without cause prior to age 55 or with fewer than 10 years of service, he is entitled to a lump sum benefit equal to the greater of his accrued benefit or the sum of the cash surrender values on certain policies on his life plus an amount equal to the grossed-up aggregate federal and state tax that would be payable with respect to such payment, provided that such tax payments shall not exceed the amount of the premiums paid on the policies.

(4) On an involuntary termination or resignation for good reason following a change in control, the cash severance payment under the severance agreements with the Named Executive Officers equals three times the sum of: (i) the greater of the annual base salary rate in effect on the date of termination or the average annual base salary rate over the 12 month period ending on the date of termination and (ii) the highest rate of bonus paid to the executive during the three years prior to the date of termination. In addition, the executive will be entitled to continued life insurance and non-taxable medical and dental coverage, at no cost to executive, under the Bank’s group health plan for three years following termination. The executives unvested stock options and restricted stock will also vest.

(5) On an involuntary termination or resignation for good reason following a change in control, or in the event of the executive’s disability or death, the executive’s restricted stock and stock options will fully vest. The amounts reflected in the table with respect to the restricted stock that vests are based on the last reported sales of BSB Bancorp, Inc.’s shares on the date of termination and the amounts reflected in the table with respect to the stock options that vest are based on the difference between the fair market value of such shares on the date of termination and the exercise price of the underlying option multiplied by the number of options that vest.

(6) On death, Mr. Citrano’s beneficiary is entitled to his accrued benefit under the amended and restated supplemental executive retirement agreement, paid in a lump sum within 60 days of his death. On death, the beneficiaries of the officers in the supplemental executive retirement plan will receive the officers’ present value of their annual benefit. No payment is required for disability within the supplemental executive retirement plan.

Director Compensation

Director Compensation Summary

Set forth in the table below is a summary of the compensation for each of our non-employee directors for the year ended December 31, 2015. Director compensation paid to directors who are also Named Executive Officers is reflected above under “Executive Compensation—Summary Compensation Table.”

Director Compensation

	Fees Earned or Paid in Cash	Stock Awards	Option Awards	Change in Pension Value and Nonqualified Deferred	All Other Compensation	Total
				Compensation
Name	($)(1)	($)(2)	($)(3)	Earnings ($)	($)	($)

Robert J. Morrissey	88,600	-	-	8,432	-	97,032
John A. Borelli	22,000	-	-	-	-	22,000
S. Warren Farrell	69,550	-	-	-	-	69,550
Richard J. Fougere	34,850	-	-	-	-	34,850
John W. Gahan, III	41,150	-	-	-	-	41,150
John A. Greene.	38,400	-	-	-	-	38,400
Paul E. Petry(4)	24,850			-	-	24,850
John A. Whittemore	78,600	-	-	-	-	78,600

(1)	See table below under “Director Fees” for a breakdown of fees earned in 2015.
(2)	The directors have the following number of shares of restricted stock outstanding at December 31, 2015: Mr. Morrissey, 7,338; Mr. Borelli, 2,308; Mr. Farrell, 7,338; Mr. Fougere, 4,417; Mr. Gahan III, 3,866; Mr. Greene, 3,714; Mr. Petry, 3,200; and Mr. Whittemore, 7,338.
(3)	The directors have the following number of stock options outstanding at December 31, 2015: Mr. Morrissey, 45,864; Mr. Borelli, 14,430; Mr. Farrell, 45,864; Mr. Fougere, 27,610; Mr. Gahan III, 24,164; Mr. Greene, 23,217; Mr. Petry, 10,000; and Mr. Whittemore, 45,864.
(4)	Director Paul E. Petry was appointed to the Board on March 12, 2014.

Director Fees

Non-employee directors were paid an annual retainer of $10,000 and received fees per board and committee meetings attended in 2015. In addition, Executive Committee Members and Committee Chairs received annual retainers for holding those positions. The table below identifies the meetings, by type, for which each non-employee director received compensation during the year ended December 31, 2015.

	Annual	Board	Executive Committee	Audit Committee	Compensation Committee	Nominating Committee	Other Committee
	Retainer(s)	Meetings	Meetings	Meetings	Meetings	Meetings	Meetings
Name	($)	($)	($)	($)	($)	($)	($)(9)
Robert J. Morrissey, Chairman (1)	52,500	4,750	21,850	-	4,750	2,850	1,900
John A. Borelli(2)	12,500	4,750	-	-	4,750	-	-
S. Warren Farrell (3)	32,500	4,750	22,800	-	4,750	2,850	1,900
Richard J. Fougere (4)	22,500	4,750	-	7,600	-	-	-
John W. Gahan, III (5)	25,000	4,750	-	7,600	-	-	3,800
John A. Greene(6)	17,500	4,750	-	7,600	4,750	-	3,800
Paul E. Petry(7)	12,500	4,750	-	7,600	-	-	-
John A. Whittemore (8)	42,500	4,750	21,850	-	4,750	2,850	1,900

(1)	Annual Retainer amount includes a $17,500 retainer as a member of the Executive Committee, a $20,000 retainer for serving as Chairman of the Board, a $2,500 retainer as a member of the Nominating Committee and a $2,500 retainer as a member of the Compensation Committee.
(2)	Annual Retainer amount includes a $2,500 retainer as a member of the Compensation Committee.
(3)	Annual Retainer includes a $17,500 retainer as a member of the Executive Committee, a $2,500 retainer as a member of the Nominating Committee and a $2,500 retainer as a member of the Compensation Committee.
(4)	Annual Retainer includes a $10,000 retainer for chairing the Audit Committee and a $2,500 retainer as a member of the Audit Committee.
(5)	Annual Retainer includes a $10,000 retainer for chairing the CRA & Compliance Committee, a $2,500 retainer as a member of the Audit Committee and a $2,500 retainer as a member of the CRA & Compliance Committee.
(6)	Annual Retainer includes a $2,500 retainer as a member of the Audit Committee, a $2,500 retainer as a member of the Compensation Committee and a $2,500 retainer as a member of the CRA & Compliance Committee.
(7)	Annual Retainer includes a $2,500 retainer as a member of the Audit Committee.
(8)	Annual Retainer includes a $17,500 retainer as a member of the Executive Committee, a $10,000 retainer for chairing the Compensation Committee, a $2,500 retainer as a member of the Nominating Committee and a $2,500 retainer as a member of the Compensation Committee.
(9)	Fees payable as a result of meetings of the Fiduciary (401k) Committee, BSB Investment Corporation Committee and CRA & Compliance Committee.

Director Plans

Deferred Compensation Plan for Members of the Board of Investment. Effective January 1, 2005, Belmont Savings Bank adopted the Deferred Compensation Plan for Members of the Bank’s then in effect Board of Investment. Mr. Morrissey is the only active participant in the plan. Upon Mr. Morrissey’s separation from service on the Board for any reason other than death, Mr. Morrissey will be entitled to an annual benefit equal to 41% of his average compensation utilizing the three highest years of compensation paid to Mr. Morrissey. The annual benefit will be paid in quarterly installments for a period equal to Mr. Morrissey’s completed years of service as a member of the Board. In the event of Mr. Morrissey’s death, his beneficiary will receive a lump sum payment equal to the present value of the benefits that would have been paid to Mr. Morrissey under the plan if he had retired on his date of death.

Deferred Compensation Agreements. Belmont Savings Bank entered into deferred compensation agreements with Mr. Morrissey, Mr. Borelli, Mr. Farrell and Mr. Gahan. Each agreement allows for the director to elect to defer a portion of his director fees to an individual deferred compensation account established by Belmont Savings Bank. Prior to March 31, 2013, each director’s deferred compensation account balance was credited with earnings on a monthly basis based on the five year certificate of deposit yield as published by the Wall Street Journal. In April 2013, Belmont Savings Bank replaced the existing agreements with a Belmont Savings Bank Deferred Compensation Plan that is administered through Fidelity Investments and permits directors to select from a number of investment options, including mutual fund investments, for the investment of their account balances. Each director is always 100% vested in his deferred compensation account balance.

Stock Ownership

The following table provides information with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company’s outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Percentages are based upon 9,107,580 shares outstanding as of November 30, 2016.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding
Banc Fund VI L.P. (1) Banc Fund VII L.P. Banc Fund VIII L.P. Banc Fund IX L.P. 20 North Wacker Drive Suite 3300 Chicago, IL 60606	727,546	7.99%
Wellington Management Group, LLP (2) Wellington Group Holdings LLP Wellington Investment Advisors Holdings LLP Wellington Management Company LLP 280 Congress Street Boston, MA 02210	692,804	7.61%

(1)	On a Schedule 13G/A filed on February 8, 2016, Banc Fund VI L.P. reported beneficial ownership of no shares of Company’s common stock, Banc Fund VII L.P. reported sole voting and dispositive power with respect to 207,164 shares of the Company’s common stock, Banc Fund VIII L.P. reported sole voting and dispositive power with respect to 455,548 shares of the Company’s common stock and Banc Fund IX L.P. reported sole voting and dispositive power with respect to 64,834 shares of the Company’s common stock.
(2)	On a Schedule 13G/A filed on February 11, 2016, Wellington Management Company, LLP (“Wellington”) reported shared dispositive power with respect to 692,804 shares of the Company’s common stock and shared voting power with respect to 580,801, shares of the Company’s common stock. Wellington also reported that the securities as to which the Schedule 13G/A was filed by Wellington, in its capacity as investment adviser, are owned of record by clients of Wellington Management.

The following table provides information as of November 30, 2016 about the shares of Company common stock that may be considered to be beneficially owned by each director or nominee for director of the Company, by the executive officers named in the Summary Compensation Table under the heading “Executive Compensation” and by all directors, nominees for director and executive officers of the Company as a group. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security and each of the named individuals has sole voting and investment power with respect to the shares shown. Percentages are based upon 9,107,580 shares outstanding as of November 30, 2016.

Name	Number of Shares Owned (1)(2)		Percent of Common Stock Outstanding
Directors and Nominees:
Robert J. Morrissey, Chairman	123,313	(3)	1.35%
John A. Borelli	30,316	(4)	*
S. Warren Farrell	109,938	(5)	1.20%
Richard J. Fougere	53,132		*
John W. Gahan, III	38,998		*
John A. Greene	28,661		*
Robert M. Mahoney	369,795	(6)	4.02%
Paul E. Petry	9,000		*
Hal R. Tovin	158,156	(7)	1.73%
John A. Whittemore	81,038		*

Named Executive Officers Other Than Directors:
John A. Citrano	54,749	(8)	*
Christopher Y. Downs	70,922	(9)	*
Carroll M. Lowenstein, Jr.	71,690	(10)	*

All Executive Officers, Directors and Nominees, as a Group (13 persons)	1,199,708		13.17%

*	Represents less than 1% of the Company’s outstanding shares.
(1)	The directors and named executive officers have the following number of shares of unvested restricted stock at November 30, 2016: Mr. Morrissey, 3,669; Mr. Borelli, 1,154; Mr. Farrell, 3,669; Mr. Fougere, 2,208; Mr. Gahan III, 1,933; Mr. Greene, 1,857; Mr. Petry, 2,400; Mr. Whittemore, 3,669; Mr. Mahoney, 17,611; Mr. Citrano, 6,971; Mr. Tovin, 11,007; Mr. Downs; 6,971 and Mr. Lowenstein, 6,971.
(2)	This amount reflects shares underlying options which are exercisable within 60 days of November 30, 2016. The shares underlying options which are exercisable within 60 days of November 30, 2016 are as follows; Mr. Morrissey, 36,692; Mr. Borelli, 11,544; Mr. Farrell, 36,692; Mr. Fougere, 22,088; Mr. Gahan III, 19,332; Mr. Greene 18,574; Mr. Mahoney, 102,736; Mr. Petry, 4,000; Mr. Tovin, 44,030; Mr. Whittemore, 36,692; Mr. Citrano, 14,677; Mr. Downs, 14,677 and Mr. Lowenstein, 14,677.
(3)	Includes 29,311 shares held by Mr. Morrissey’s spouse and 5,000 shares held in a retirement plan.
(4)	Includes 3,000 shares held by Mr. Borelli’s spouse.
(5)	Includes 15,000 shares held by Mr. Farrell’s spouse, 3,900 shares held in a trust, and 8,000 shares held in a limited liability company.
(6)	Includes 2,403 shares held in the Belmont Savings Bank Employee Stock Ownership Plan. Also, includes 13,400 shares held in IRAs, and 35,224 shares held by Mr. Mahoney’s spouse.
(7)	Includes 2,156 shares held in the Belmont Savings Bank Employee Stock Ownership Plan. Also, includes 7,600 shares held by a Trust, 2,040 shares held by Mr. Tovin’s Spouse and 10,000 shares held in an IRA for Mr. Tovin.
(8)	Includes 2,362 shares held in the Belmont Savings Bank Employee Stock Ownership Plan.
(9)	Includes 2,156 shares held in the Belmont Savings Bank Employee Stock Ownership Plan.
(10)	Includes 2,156 shares held in the Belmont Savings Bank Employee Stock Ownership Plan.

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee determines the salaries to be paid each year to the President and Chief Executive Officer and those executive officers who report directly to the President and Chief Executive Officer. The Compensation Committee consists of directors Borelli, Farrell, Greene, Morrissey and Whittemore. None of these individuals was an officer or employee of BSB Bancorp, Inc. or Belmont Savings Bank during the year ended December 31, 2015, or is a former officer of BSB Bancorp, Inc. or Belmont Savings Bank.

During the year ended December 31, 2015, (i) no executive officer of BSB Bancorp, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served on the Compensation Committee of BSB Bancorp, Inc.; (ii) no executive officer of BSB Bancorp, Inc. served as a director of another entity, one of whose executive officers served on the Compensation Committee of BSB Bancorp, Inc.; and (iii) no executive officer of BSB Bancorp, Inc. served as a member of the compensation committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity, one of whose executive officers served as a director of BSB Bancorp, Inc.

Advance Notice of Business to be Conducted

at an Annual Meeting

The Company’s Bylaws provide that any stockholder desiring to make a proposal for new business at an annual meeting of stockholders or to nominate one or more candidates for election as directors must submit written notice filed with the Secretary of the Company not less than 80 days nor more than 90 days prior to any such annual meeting; provided, however, that if less than 90 days notice or prior public disclosure of the date of the annual meeting is given to stockholders, such written notice shall be delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made. Stockholder must also provide certain information in the notice, as set forth in the Company’s Bylaws. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting.

Stockholder Proposals

To be considered for inclusion in the proxy statement for the Company’s 2017 annual meeting, stockholder proposals must have been received by the Corporate Secretary of the Company no later than December 15, 2016. If the annual meeting is held on a date more than 30 calendar days from May 25, 2017, a stockholder proposal must be received by a reasonable time before the Company begins to make available online and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to BSB Bancorp, Inc., 2 Leonard Street Belmont, Massachusetts 02478. Communications to the Board of Directors should be in the care of John A. Citrano, Corporate Secretary. Communications to individual directors should be sent to such director at the Company’s address. Stockholders who wish to communicate with a Committee of the Board should send their communications to the care of the Chair of the particular committee, with a copy to Robert J. Morrissey, the Chair of the Nominating Committee. It is in the discretion of the Nominating Committee whether any communication sent to the full Board should be brought before the full Board.

Other Matters

The Board of Directors is not aware of any business to come before the special meeting other than the matters described above in this proxy statement. However, if any matters should properly come before the special meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers and other employees of the Company may solicit proxies personally or by telephone. None of these persons will receive additional compensation for these activities.

We have retained Laurel Hill Advisory Group, LCC to assist us in soliciting proxies, and have agreed to pay Laurel Hill Advisory Group, LCC a fee of $5,500 plus reasonable expenses for these services.

If you and others who share your address own your shares in “street name,” your broker or other holder of record may be sending only one proxy statement to your address. This practice, known as “householding”, is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in “street name” and are receiving multiple copies of our proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the special meeting, we hope that your shares are represented and voted. You can vote by internet or by telephone, or if you have received a proxy card, by marking, signing, dating and promptly returning the proxy card in the envelope enclosed with your proxy card.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING

If you are a beneficial owner of your shares through a broker, bank or other nominee, the Notice, Proxy Statement and Proxy Card are available for your review at www.edocumentview/BLMT. You can vote your shares held through a broker or other nominee by following the instructions you received from your broker.

If you are the registered owner of your shares (i.e., you do not own them through a broker or other nominee), you can view the Proxy materials and vote following the instructions on your proxy card at envisionsreports.com/BLMT.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ John A. Citrano

John A. Citrano
Corporate Secretary

Belmont, Massachusetts

January 3, 2017

Appendix A

BSB BANCORP, INC.

2017 EQUITY INCENTIVE PLAN

ARTICLE 1 – GENERAL

Section 1.1          Purpose, Effective Date and Term.  The purpose of the BSB Bancorp, Inc. 2017 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of BSB Bancorp, Inc. (the “Company”), and its Subsidiaries, including Belmont Savings Bank (the “Bank”), by providing a means to retain and reward, and to the extent necessary, attract and incentivize its employees, officers and directors to promote growth, improve performance and further align the interests of employees, officers and directors with those of the Company’s stockholders through the ownership of additional common stock of the Company. The “Effective Date” of the Plan shall be the date the Plan satisfies the applicable stockholder approval requirements.  The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date. The Company also sponsors the BSB Bancorp, Inc. 2012 Equity Incentive Plan (“2012 Equity Plan”). Upon stockholder approval of this Plan, no further awards shall be granted under the 2012 Equity Plan and such 2012 Equity Plan shall remain in existence solely for the purpose of administering outstanding grants.

Section 1.2          Administration.  The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.

Section 1.3          Participation.  Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan.  The grant of Awards shall be limited to Employees and Directors of the Company or any Subsidiary.

Section 1.4          Definitions.  Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.

ARTICLE 2 - AWARDS

Section 2.1          General.  Any Award under the Plan may be granted singularly or in combination with another Award (or Awards).  Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement.  An Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary.  The types of Awards that may be granted under the Plan include:

(a)        Restricted Stock Awards.  A Restricted Stock Award means a grant of shares of Stock under Section 2.2 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

(b)        Restricted Stock Units. A Restricted Stock Unit means a grant under Section 2.3 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company’s Stock multiplied by the number of Restricted Stock Units being settled.

(c)       Performance Awards. A Performance Award means an Award of Restricted Stock or Restricted Stock Units under Section 2.4 that is granted and will vest upon the achievement of one or more specified performance measures set forth in Section 2.4(a). A Performance Award may or may not be intended to satisfy the requirements of Code Section 162(m).

Section 2.2          Restricted Stock.

(a)        Grant of Restricted Stock. Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either: (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:

The Stock evidenced hereby is subject to the terms of an Award Agreement with BSB Bancorp, Inc. dated [Date], made pursuant to the terms of the BSB Bancorp, Inc. 2017 Equity Incentive Plan, copies of which are on file at the executive offices of BSB Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.

(b)        Terms and Conditions. Each Restricted Stock Award shall be subject to the following terms and conditions:

(i)        Dividends. No cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award (including Performance Awards) shall be paid to any Participant unless and until the Participant vests in such underlying Restricted Stock Award. Upon the vesting of a Restricted Stock Award, any cash dividends or distributions declared but not paid during the vesting period with respect to such Restricted Stock Award shall be paid to the Participant within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived. All unvested dividends shall be forfeited by the Participants to the extent their underlying Restricted Stock Awards are forfeited.

(ii)        Voting Rights. Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock and such voting rights shall be exercised by the Participant in his or her discretion.

(iii)        Tender Offers and Merger Elections. Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.

(iv)       The Committee may, in connection with the grant of Restricted Stock Awards, designate them as “qualified performance based compensation” within the meaning of Code Section 162(m), in which event it shall condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.4(a). Regardless of whether Restricted Stock Awards are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Awards (including without limitation any applicable performance measures) need not be the same with respect to each recipient.

Section 2.3          Restricted Stock Units.

(a)          Grant of Restricted Stock Unit Awards.  Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company. Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.

(b)       Terms and Conditions. Each Restricted Stock Unit Award shall be subject to the following terms and conditions:

(i)        A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. Each Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable, including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures set forth in Section 2.4(a) hereof, restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.

(ii)        The Committee may, in connection with the grant of Restricted Stock Units, designate them as “qualified performance based compensation” within the meaning of Code Section 162(m), in which event it shall condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a) hereof. Regardless of whether Restricted Stock Units are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.

(iii)        Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.

(iv)        A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be paid on Restricted Stock Units. If a Restricted Stock Unit is granted as a Performance Award subject to Code Section 162(m), payment of Dividend Equivalent Rights to the Award recipient will be conditioned on the satisfaction of the performance criteria. In such case, the Dividend Equivalent Right shall be paid at the same time as the Stock or cash subject to such Restricted Stock Unit are distributed to the Participant.

Section 2.4          Performance Awards. The vesting of a Performance Award consisting of a Restricted Stock Award or a Restricted Stock Unit Award that is intended to be “qualified performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures set forth in sub-section (a) below, as may be determined by the Committee. The grant of any Performance Award and the establishment of performance measures that are intended to be qualified performance-based compensation shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of that Code Section. Notwithstanding anything herein to the contrary, in the discretion of the Committee, Performance Awards that do not comply with the requirements of Code Section 162(m) may be granted to Covered Employees and/or to persons other than Covered Employees.

(a)       Performance Measures.  If intended to be qualified performance-based compensation pursuant to Code Section 162(m), such performance measures must be based on any one or more of the following: (i) book value or tangible book value per share; (ii) basic earnings per share; (iii) basic cash earnings per share; (iv) diluted earnings per share; (v) diluted cash earnings per share; (vi) return on equity; (vii) net income or net income before taxes; (viii) cash earnings; (ix) net interest income; (x) non-interest income; (xi) non-interest expense to average assets ratio; (xii) general and administrative expense to average assets ratio; (xiii) cash general and administrative expense to average assets ratio; (xiv) efficiency ratio; (xv) cash efficiency ratio; (xvi) return on average assets; (xvii) core return on average assets; (xviii) cash return on average assets; (xix) core return on equity; (xx) return on average stockholders’ equity; (xxi) cash return on average stockholders’ equity; (xxii) return on average tangible stockholders’ equity; (xxiii) cash return on average tangible stockholders’ equity; (xxiv) core earnings; (xxv) operating income; (xxvi) operating efficiency ratio; (xxvii) net interest margin; (xxviii) net interest rate margin or net interest rate spread; (xxix) growth in assets, loans, or deposits; (xxx) loan production volume; (xxxi) net charge offs; (xxxii) non-performing loans; (xxxiii) classified loans; (xxxiv) cash flow; (xxxv) capital preservation (core or risk based); (xxxvi) interest rate risk exposure net portfolio value; (xxxvii) interest rate risk sensitivity; (xxxviii) strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; (xxxix) stock price (including, but not limited to, growth measures and total shareholder return); (xl) operating expenses as a percentage of average assets; (xli) core deposits as a percentage of total deposits; (xlii) net charge off percentage; (xliii) average percentage past due; (xliv) classified assets to total assets; or (xlv) any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) expenses incurred in connection with a merger, branch acquisition or similar transaction. To the extent not specifically excluded, such effects shall be included in any applicable performance measure.

(b)       Adjustments. Pursuant to this Section 2.4, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be qualified performance-based compensation within the meaning of Code Section 162(m), except to the extent the

Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). Subject to the foregoing sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate, provided that no Award intended to be subject to Code Section 162(m) is enhanced as a result of a modified performance measure. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary.  If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.

(c)       Treatment on Retirement. Notwithstanding anything herein to the contrary, no Restricted Stock Award or Restricted Stock Unit that is intended to be considered qualified performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of Service (other than death or Disability or Involuntary Termination at or following a Change in Control). Notwithstanding anything to the contrary herein, in the sole discretion of the Committee exercised at the time of grant of an Award under this Section 2.4, in the event of Retirement of a Participant during the performance period, the Award Agreement may provide for the vesting of all or a portion of such Award, so long as the vesting is not accelerated but shall occur at the end of the performance period, and will be prorated, based on the period of the Participant’s active employment and the level of achievement of the performance measures during the period of the Participant’s active employment.

Section 2.5          Vesting of Awards and Holding Period Requirements.

(a)       Vesting of Awards. Notwithstanding anything in the Plan to the contrary, all Awards under the Plan shall be subject to a vesting requirement of at least one year of Service following the grant of the Award, unless accelerated due to death, Disability or subject to the terms of Section 4.1 hereof or following a Change in Control. The Committee shall specify the vesting schedule or conditions of each Award. Subject to the first sentence in this Section 2.5(a), unless the Committee specifies a different vesting schedule at the time of grant, Awards under the Plan (other than Performance Awards granted under Section 2.4) shall be granted with a vesting rate of twenty percent (20%) per year, with the first installment vesting no earlier than the one year anniversary of the date of grant. If the right to become vested in an Award under the Plan is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee or set forth in the Award Agreement, in the event of the Participant’s death, Disability or Involuntary Termination at or following a Change in Control). In the event of a Change in Control, Performance Awards shall vest as set forth in Section 4.1(b) of this Plan.

(b)       Holding Period Requirements. Each Named Executive Officer of the Company who receives an Award hereunder is required to retain direct ownership of at least 50% of his or her Covered Shares, until the earlier of (i) thirty-six (36) months following the date of grant, or (ii) such Named Executive Officer’s termination of employment with the Company and any Subsidiary (solely for these purposes, a Named Executive Officer is deemed to have a termination of employment with the Company or a Subsidiary if the Named Executive Officer continues in employment with an acquiring entity following a Change in Control). The term “Covered Shares” shall have the meaning set forth in Section 8.1 hereof.

Section 2.6          Deferred Compensation. If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.

Section 2.8.          Effect of Termination of Service on Awards. The effect of a Termination of Service on the continuation of rights and benefits available under an Award shall be set forth in an Award Agreement between the Company and the Participant. The following provisions shall apply to each Award granted under this Plan:

(a)       Upon a Participant’s Termination of Service for any reason other than due to Disability, death or termination for Cause, any Restricted Stock Award and Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(b)       In the event of a Termination of Service for Cause, all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited. In the event of Termination of Service due to Retirement, a Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(c)       Upon Termination of Service for reason of Disability or death, all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service.

(d)       Notwithstanding the provisions of this Section 2.8, the effect of a Change in Control on the vesting of Restricted Stock Awards and Restricted Stock Units is as set forth in Article 4.

ARTICLE 3 - Shares Subject to Plan

Section 3.1          Available Shares.  The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.

Section 3.2          Share Limitations.

(a)       Share Reserve. Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to Four Hundred Eighty-Seven Thousand Two Hundred (487,200) shares of Stock, all of which may be issued as Restricted Stock Awards and/or Restricted Stock Units. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding Awards shall be subject to adjustment as provided in Section 3.4.

(b)       Computation of Shares Available. For purposes of this Section 3.2, the number of shares of Stock available for grant as Restricted Stock Awards or Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following: to the extent any shares of Stock covered by an Award under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent shares of Stock are withheld to satisfy withholding taxes upon vesting of an Award granted hereunder, then the number of shares of Stock available under the Plan shall be reduced by the gross number of shares of Stock vested.

Section 3.3          Limitations on Grants to Individuals.

(a)       Employees. The maximum number of shares of Stock, in the aggregate, that may be subject to Restricted Stock Awards and Restricted Stock Units granted to any one Employee Participant under the Plan shall be

One Hundred Twenty-One Thousand Eight Hundred (121,800) shares, all of which may be granted during any calendar year. Such maximum amount represents twenty-five percent (25%) of the maximum number of shares of Stock that may be issued under the Plan.

(b)       Directors. The maximum number of shares of Stock, in the aggregate, that may be subject to Restricted Stock Awards or Restricted Stock Units granted to any one individual non-employee Director under the Plan shall be Twenty-Four Thousand Three Hundred Sixty (24,360) shares, all of which may be granted during any calendar year and, in addition, all non-employee Directors, in the aggregate, may not receive more than One Hundred Forty-Six Thousand One Hundred Sixty (146,160) shares, all of which may be granted during any calendar year. Such maximum amounts represent five percent (5%) and thirty percent (30%), respectively, of the maximum number of shares of Stock that may be issued under the Plan.

(e)       The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.

Section 3.4          Corporate Transactions.

In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of: (i) the number and kind of securities deemed to be available thereafter for grants of Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant; (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Restricted Stock Awards and Restricted Stock Units. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Restricted Stock Awards and Restricted Stock Units in exchange for the cash value thereof or substitution of Restricted Stock Awards and Restricted Stock Units of a successor entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “qualified performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.

Section 3.5          Delivery of Shares.  Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:

(a)       Compliance with Applicable Laws.  Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.

(b)       Certificates.  To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.

ARTICLE 4 - CHANGE IN CONTROL

Section 4.1          Consequence of a Change in Control. Subject to the provisions of Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment, change in control, or severance agreement entered into by and between the Company and/or the Bank and an Employee:

(a)       Vesting of Time-Based Awards. At the time of an Involuntary Termination at or following a Change in Control, all Awards of Restricted Stock described in Section 2.1(a) and Restricted Stock Units described in Section 2.1(b) shall become fully earned and vested immediately. Similarly, if the acquiring corporation fails to assume the Awards granted hereunder or to convert the Awards to awards for the acquiror’s restricted stock or restricted stock units, such awards shall vest immediately upon the effective time of such Change in Control. Absent an Involuntary Termination or the assumption of Awards by an acquiring entity, no Awards shall vest upon a Change in Control.

(b)       Vesting of Performance-Based Awards. In the event of a Change in Control, Performance Awards shall vest, pro-rata, based on the portion of the performance period occurring and the level of achievement of the performance measures attained during the performance period prior to the Change in Control.

Section 4.2          Definition of Change in Control. For purposes of this Plan, the term “Change in Control” shall mean the consummation by the Company or the Bank, in a single transaction or series of related transactions, of any of the following:

(a)       Merger: The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;

(b)       Acquisition of Significant Share Ownership: A person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s Voting Securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding Voting Securities;

(c)       Change in Board Composition: During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period or who is appointed as a director as a result of a directive, supervisory agreement or order issued by the primary federal regulator of the Company or the Bank or by the Federal Deposit Insurance Corporation shall be deemed to have also been a director at the beginning of such period; or

(d)       Sale of Assets: The Company or the Bank sells to a third party all or substantially all of its assets.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.

ARTICLE 5 - COMMITTEE

Section 5.1          Administration.  The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than three

Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act; or (ii) are reasonably anticipated to be Covered Employees during the term of the Award. The Board (or if necessary to maintain compliance with the applicable listing standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.

Section 5.2          Powers of Committee.  The administration of the Plan by the Committee shall be subject to the following:

(a)        The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the vesting schedule, the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features, performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality) and other provisions of such Awards (subject to the restrictions imposed by Article 6) and to cancel or suspend Awards. Notwithstanding the foregoing, the Committee shall not accelerate Awards granted hereunder, other than due to death, Disability or Involuntary Termination at or following a Change in Control.

(b)       The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)       The Committee will have the authority to define terms not otherwise defined herein.

(d)       Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.

(e)       In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.

Section 5.3          Delegation by Committee.  Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (c) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan.  The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.

Section 5.4          Information to be Furnished to Committee.  As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties.  The records of the Company and its Subsidiaries as to a Participant’s

employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect.  Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.

Section 5.5          Committee Action. The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.

ARTICLE 6 - AMENDMENT AND TERMINATION

Section 6.1          General.  The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.6, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, accelerate vesting contrary to Section 2.5 hereof, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.

Section 6.2          Amendment to Conform to Law and Accounting Changes.  Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of: (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A); or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.6 to any Award granted under the Plan without further consideration or action.

ARTICLE 7 - GENERAL TERMS

Section 7.1          No Implied Rights.

(a)       No Rights to Specific Assets.  Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan.  A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.

(b)       No Contractual Right to Employment or Future Awards.  The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.  No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.

(c)       No Rights as a Stockholder. Except as otherwise provided in the Plan or in the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.

Section 7.2          Transferability.  Except as otherwise so provided by the Committee, Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.

Section 7.3          Designation of Beneficiaries.  A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.

Section 7.4          Non-Exclusivity.  Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards or Restricted Stock Units otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.

Section 7.5          Award Agreement.  Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.

Section 7.6          Form and Time of Elections/Notification Under Code Section 83(b).  Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).

Section 7.7          Evidence.  Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.

Section 7.8          Tax Withholding.  Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the maximum amount of taxes required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant shall have the right to direct the Company to satisfy the tax withholding requirements by withholding a number of shares of Stock received at the time of vesting in an amount up to the Participant’s highest marginal tax rate required for federal, state and local tax withholding (based on the Fair Market Value on the vesting date), provided such withholding does not trigger liability accounting under FASB ASC Topic 718 or its successor. Provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under FASB ASC Topic 718 is an adverse consequence), a Participant who is not required to have taxes withheld may require the Company to withhold in accordance with the preceding sentence as if the Award were subject to minimum tax withholding requirements.

Section 7.9          Action by Company or Subsidiary.  Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10          Successors.  All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.

Section 7.11          Indemnification.  To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.

Section 7.12          No Fractional Shares.  Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.

Section 7.13          Governing Law.  The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in Massachusetts, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.

Section 7.14          Benefits Under Other Plans.  Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).

Section 7.15          Validity.  If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16          Notice.  Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:

(a)       in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;

(b)       in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or

(c)       in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.

In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.

Section 7.17          Forfeiture Events.

The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.

Section 7.18          Awards Subject to Clawbacks.

(a)       If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 or who is subject to clawback under Section 954 of the Dodd-Frank Act shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.

(b)       Awards granted hereunder are subject to any clawback policy adopted by the Board from time to time.

Section 7.19          Regulatory Requirements. The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

ARTICLE 8 - DEFINED TERMS; CONSTRUCTION

Section 8.1          In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:

(a)       “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.

(b)       “Award” means any Restricted Stock, Restricted Stock Unit, Performance Award or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.

(c)       “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.

(d)       “Board” means the Board of Directors of the Company.

(e)       If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” exists if the Participant: (i) engages in unethical or unprofessional conduct (including, but not limited to sexual harassment or illegal discrimination) in the workplace or in connection with the Participant’s Service to the Company or a Subsidiary or engages in willful malfeasance or misfeasance toward the Company or a Subsidiary or any customer or client of the Company or a Subsidiary; (ii) engages in an act or acts of dishonesty intended to result in enrichment or advantage to the Participant or third party at the expense of the Company or a Subsidiary or through the use of the Company or a Subsidiary’s assets (including proprietary or confidential information); (iii) engages in activities or omissions injurious to the good name or reputation of the Company or a Subsidiary; (iv) is grossly negligent in the execution of, or willfully fails to carry out the Participant’s duties and responsibilities within the standards of performance which could reasonably be expected of an Employee working for a Company or a Subsidiary banking institution in a similar position or of a Director: (v) is convicted or enters a plea of guilty or nolo contendere to a crime involving moral turpitude or a crime providing for a term of imprisonment; (vi) is suspended or removed from office and/or prohibited from participating in the conduct of the Company or a Subsidiary’s affairs by a notice served under Section 8(e) (12 U.S.C. Section 1818(e)) or 8(g) (12 U.S.C. Section 1818(g)) of the Federal Deposit Insurance Act, as amended; (vii) engages in conduct determined by governmental entities having regulatory authority with respect to the Company or a Subsidiary to be subject to sanction under any other provision of Section 8 of the Federal Deposit Insurance Act, as amended (12 U.S.C. Section 1818, et. seq.); (viii) abuses alcohol or any controlled substance in a manner that affects the Participant’s performance or abilities, whether or not such act constitutes a crime; or (ix) enters into an arrangement and/or agreement with or becomes a member, shareholder, employee, officer or director of or joint-venturer with any person or entity that provides services substantially similar to those provided by the Company or a Subsidiary. For this purposes, no act or failure to act, on the part of a Participant shall be deemed “willful” unless done, or omitted to be done, by the Participant not in good faith and without reasonable belief that the Participant’s action or omission was in the best interests of the Company or a Subsidiary.

(f)       “Change in Control” has the meaning ascribed to it in Section 4.2.

(g)       “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(h)       “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.

(i)       “Committee” means the Committee acting under Article 5.

(j)       “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.

(k)       “Covered Shares” means any shares acquired by a Named Executive Officer pursuant to an Award granted under this Plan, net of taxes and transaction costs. For these purposes, “taxes and transaction costs” include, without limitation: (i) shares retained by the Company to satisfy tax withholding requirements attributable to such Awards, and (ii) any taxes payable by the Named Executive Officer related to Awards which are in excess of the amounts withheld in accordance with clause “(i).”

(l)       “Director” means a member of the Board of Directors of the Company or a Subsidiary.

(m)       If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(n)       “Disinterested Board Member” means a member of the Board who: (i) is not a current Employee of the Company or a Subsidiary; (ii) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (iii) has not been an officer of the Company or a Subsidiary; (iv) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (v) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of Code Section 162(m), Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.

(o)       “Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of the Company’s Stock, as specified in the Award Agreement.

(p)        “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.

(q)       “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.

(r)       “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

(s)        “Fair Market Value” on any date, means: (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported; or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.

(t)        A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:

(i)       a material diminution in Participant’s base compensation;

(ii)       a material diminution in Participant’s authority, duties or responsibilities;

(iii)        a change in the geographic location at which Participant must perform his duties that is more than thirty-five (35) miles from the location of Participant’s principal workplace on the date of this Agreement; or

(iv)       in the event a Participant is a party to an employment, change in control, severance or similar agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.

(u)       “Immediate Family Member” means with respect to any Participant: (i) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (ii) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (iii) a trust in which any combination of the Participant and persons described in section (i) and (ii) above own more than fifty percent (50%) of the beneficial interests; (iv) a foundation in which any combination of the Participant and persons described in sections (i) and (ii) above control management of the assets; or (v) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (i) and (ii) above control more than fifty percent (50%) of the voting interests.

(v)       “Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.

(w)       “Named Executive Officer” means an executive officer, as defined in Rule 3b-7 of the rules and regulations of the Exchange Act, who is required to be listed in the Summary Compensation Table of the Company’s annual meeting proxy statement, in accordance with Section 402 of Regulation S-K.

(x)        “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.

(y)       “Performance Award” has the meaning ascribed to it in Sections 2.1(c) and 2.4.

(z)       “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(a) and 2.2.

(aa)          “Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(b) and 2.3.

(bb)          “Restriction Period” has the meaning set forth in Section 2.3(b)(iii).

(cc)          “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment or service on or after the attainment of age 65. An Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards until both Service as an Employee and Service as a Director has ceased. A non-employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-employee Director’s intention to retire. A non-employee Director who continues in Service as a director emeritus or advisory director shall be deemed to be in Service of the Employer for purposes of vesting of Awards.

(dd)          “SEC” means the United States Securities and Exchange Commission.

(ee)       “Securities Act” means the Securities Act of 1933, as amended from time to time.

(ff)       “Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.

(gg)          “Stock” means the common stock of the Company, $0.01 par value per share.

(hh)           “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

(ii)       “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director of, or service provider to, the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:

(i)       The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.

(ii)       The Participant’s cessation as an Employee or service provider shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).

(iii)       If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of, or service provider to, the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.

(iv)       Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.6 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the

Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.

(v)       With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.

(jj)       “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.

Section 8.2          In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:

(a)       actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;

(b)       references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)       in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;

(d)       references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;

(e)       indications of time of day mean Eastern Standard Time;

(f)       “including” means “including, but not limited to”;

(g)       all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;

(h)       all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;

(i)       the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;

(j)       any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and

(k)       all accounting terms not specifically defined herein shall be construed in accordance with GAAP.

.. IMPORTANT SPECIAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 2:00 a.m., Eastern Time, on February 8, 2017. Vote by Internet • Go to www.investorvote.com/BLMT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Special Meeting Proxy Card • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • + A Proposal — The Board of Directors recommends a vote FOR Proposal 1. 1. The approval of the BSB Bancorp, Inc. 2017 Equity Incentive Plan For Against Abstain B Change of Address — Please print your new address below. Non-Voting Items Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Special Meeting. C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder may sign but only one signature is required. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. 1UPX + 02HQQE

.. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 8, 2017 - THE NOTICE, THE PROXY STATEMENT AND THE PROXY CARD ARE EACH AVAILABLE AT http://www.edocumentview.com/BLMT. • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE PREPAID ENVELOPE TO BE RECEIVED BY TUESDAY, FEBRUARY 7, 2017 • REVOCABLE PROXY — BSB BANCORP, INC. SPECIAL MEETING OF STOCKHOLDERS February 8, 2017 10:00 a.m., Eastern Time The undersigned hereby appoints the official proxy committee of BSB Bancorp, Inc. (the “Company”), consisting of Robert J. Morrissey and S. Warren Farrell or either of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Special Meeting of Stockholders to be held on Wednesday, February 8, 2017 at 10:00 a.m., Eastern time, at the Oakley Country Club, 410 Belmont Street, Watertown, Massachusetts, and at any and all adjournments thereof, with all of the powers the undersigned would possess if personally present at such meeting as indicated on the other side of this card. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL. This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy, properly signed and dated, will be voted “FOR” the proposal listed. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS PROXY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

.. IMPORTANT SPECIAL MEETING INFORMATION Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 5:00 p.m., Eastern Time, on February 1, 2017. Vote by Internet • Go to www.investorvote.com/BLMT • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. X Voting Instruction Card • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. • IF YOU VOTE BY RETURNING THIS VOTING INSTRUCTION CARD, PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE TO BE RECEIVED BY WEDNESDAY FEBRUARY 1, 2017, ONE WEEK BEFORE THE SPECIAL MEETING DATE. + Proposal — The Board of Directors recommends a vote FOR Proposal 1. For Against Abstain 1. The approval of the BSB Bancorp, Inc. 2017 Equity Incentive Plan Non-Voting Items Change of Address — Please print new address below. Authorized Signature — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as your name appears on this card. Date (mm/dd/yyyy) — Please print date below. Signature — Please keep signature within the box. 1UPX + 02HQSE

.. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON FEBRUARY 8, 2017 - THE NOTICE, THE PROXY STATEMENT AND VOTING CARD AND INSTRUCTIONS ARE EACH AVAILABLE AT http://www.edocumentview.com/BLMT. • IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED POSTAGE PREPAID ENVELOPE TO BE RECEIVED BY WEDNESDAY, FEBRUARY 1, 2017, ONE WEEK BEFORE THE SPECIAL MEETING DATE. • VOTING INSTRUCTION CARD — BSB BANCORP, INC. ESOP SPECIAL MEETING OF STOCKHOLDERS February 8, 2017 10:00 a.m., Eastern Time The undersigned hereby directs the Trustee(s) of the Belmont Savings Bank Employee Stock Ownership Plan (the “ESOP”) to vote all shares of common stock of BSB Bancorp, Inc. (the “Company”) allocated to the undersigned’s account(s), for which the undersigned is entitled to direct the voting at the Special Meeting of Stockholders to be held on Wednesday, February 8, 2017 at 10:00 a.m., Eastern time, at the Oakley Country Club, 410 Belmont Street, Watertown, Massachusetts and at any adjournments or postponements thereof, as indicated on the other side of this card. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED PROPOSAL. If you do not return this card in a timely manner, shares representing your interest in the ESOP will be voted in a manner calculated to most accurately reflect the instructions the Trustee has received from participants regarding voting shares of allocated Company stock, subject to the determination that such a vote is for the exclusive benefit of plan participants and beneficiaries. Abstentions will be similarly treated, but solely with respect to the proposal for which an abstention is marked. IF NO INSTRUCTIONS ARE SPECIFIED AND THIS CARD IS RETURNED SIGNED, THIS VOTING INSTRUCTION CARD WILL BE CONSIDERED A VOTE FOR THE LISTED PROPOSAL. PLEASE COMPLETE, DATE, SIGN AND PROMPTLY MAIL THIS VOTING INSTRUCTION CARD IN THE ENCLOSED POSTAGE-PAID ENVELOPE.